                                                                    EXHIBIT 10.1

================================================================================

                                                        FOIA CONFIDENTIAL
                                                       TREATMENT REQUESTED

                                        [PUBLISHED CUSIP NUMBER: ______________]

                                CREDIT AGREEMENT

                           Dated as of March 25, 2005

                                      among

                             ALASKA AIRLINES, INC.,

                                  as Borrower,

                             BANK OF AMERICA, N.A.,

                            as Administrative Agent,

                               CITICORP USA, INC.,

                              as Syndication Agent,

                         U.S. BANK NATIONAL ASSOCIATION

                             as Documentation Agent,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                          CITIGROUP GLOBAL MARKETS INC.

                 as Joint-Lead Arrangers and Joint-Book Managers

[BANK OF AMERICA LOGO]                                         [CITIGROUP LOGO]

================================================================================

                                TABLE OF CONTENTS

Section                                                                                Page
-------                                                                                ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS...................................          1

   1.01     Defined Terms.....................................................          1
   1.02     Other Interpretive Provisions.....................................         21
   1.03     Accounting Terms..................................................         22
   1.04     Rounding..........................................................         22
   1.05     Times of Day......................................................         23

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS.............................         23

   2.01     Loans.............................................................         23
   2.02     Borrowings, Conversions and Continuations of Loans................         23
   2.03     Prepayments.......................................................         24
   2.04     Termination or Reduction of Commitments...........................         25
   2.05     Repayment of Loans................................................         25
   2.06     Interest..........................................................         25
   2.07     Fees..............................................................         26
   2.08     Computation of Interest and Fees..................................         27
   2.09     Evidence of Debt..................................................         27
   2.10     Payments Generally; Agent's Clawback..............................         27
   2.11     Sharing of Payments...............................................         29
   2.12     Security..........................................................         30

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY...........................         30

   3.01     Taxes.............................................................         30
   3.02     Illegality........................................................         32
   3.03     Inability to Determine Rates......................................         32
   3.04     Increased Costs...................................................         32
   3.05     Compensation for Losses...........................................         33
   3.06     Mitigation of Obligations; Replacement of Lenders.................         34
   3.07     Survival..........................................................         34

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.........................         35

   4.01     Conditions of Initial Borrowing...................................         35
   4.02     Conditions to all Borrowings......................................         37

ARTICLE V. REPRESENTATIONS AND WARRANTIES.....................................         37

   5.01     Existence, Qualification and Power; Compliance with Laws..........         37
   5.02     Authorization; No Contravention...................................         38
   5.03     Governmental Authorization; Other Consents........................         38
   5.04     Binding Effect....................................................         38
   5.05     Financial Statements; No Material Adverse Effect..................         38

   5.06     Litigation and Judgments..........................................         39
   5.07     No Default........................................................         39
   5.08     Ownership of Property; Liens......................................         39
   5.09     Environmental Compliance..........................................         39
   5.10     Insurance.........................................................         40
   5.11     Taxes.............................................................         40
   5.12     ERISA Compliance..................................................         40
   5.13     Subsidiaries......................................................         41
   5.14     Margin Regulations; Investment Company Act; Public Utility
            Holding Company Act...............................................         41
   5.15     Disclosure........................................................         41
   5.16     Compliance with Laws..............................................         41
   5.17     Intellectual Property; Licenses, Etc..............................         41
   5.18     Solvency..........................................................         42
   5.19     Collateral and Security Documents.................................         42
   5.20     Burdensome Agreements.............................................         43
   5.21     Compliance with OFAC Rules and Regulations........................         43

ARTICLE VI. AFFIRMATIVE COVENANTS.............................................         44

   6.01     Financial Statements..............................................         44
   6.02     Certificates; Other Information...................................         44
   6.03     Notices...........................................................         46
   6.04     Payment of Obligations............................................         46
   6.05     Preservation of Existence, Etc....................................         46
   6.06     Maintenance of Properties.........................................         47
   6.07     Maintenance of Insurance..........................................         47
   6.08     Compliance with Laws..............................................         48
   6.09     Books and Records.................................................         48
   6.10     Inspection Rights.................................................         48
   6.11     Use of Proceeds...................................................         48
   6.12     Financial Covenants...............................................         48
   6.13     Collateral Records................................................         49
   6.14     Security Interests................................................         49
   6.15     Collateral........................................................         49
   6.16     State of Incorporation............................................         54
   6.17     Further Assurances................................................         54

ARTICLE VII. NEGATIVE COVENANTS...............................................         54

   7.01     Liens.............................................................         54
   7.02     Fundamental Changes...............................................         55
   7.03     Dispositions......................................................         56
   7.04     Restricted Expenditures...........................................         57
   7.05     Dividends.........................................................         57
   7.06     ERISA.............................................................         57
   7.07     Air Carrier.......................................................         57
   7.08     Change in Nature of Business......................................         57

   7.09     Transactions with Affiliates......................................         57
   7.10     Burdensome Agreements.............................................         57
   7.11     Loans.............................................................         58
   7.12     Use of Proceeds...................................................         58

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES..................................         58

   8.01     Events of Default.................................................         58
   8.02     Remedies Upon Event of Default, Change of Control,
            Invalidity Event or Material Failure of Security..................         60
   8.03     Application of Funds..............................................         60

ARTICLE IX. ADMINISTRATIVE AGENT..............................................         61

   9.01     Appointment and Authorization of Administrative Agent.............         61
   9.02     Rights as a Lender................................................         61
   9.03     Exculpatory Provisions............................................         61
   9.04     Reliance by Administrative Agent..................................         62
   9.05     Delegation of Duties..............................................         62
   9.06     Resignation of Agent..............................................         63
   9.07     Non-Reliance on Agent and Other Lenders...........................         63
   9.08     No Other Duties, Etc..............................................         63
   9.09     Administrative Agent May File Proofs of Claim.....................         64
   9.10     Collateral Matters................................................         64
   9.11     Other Agents; Arrangers and Managers..............................         66

ARTICLE X. MISCELLANEOUS......................................................         66

   10.01    Amendments, Etc...................................................         66
   10.02    Notices; Effectiveness; Electronic Communications.................         67
   10.03    No Waiver; Cumulative Remedies....................................         69
   10.04    Expenses; Indemnity; Damage Waiver................................         69
   10.05    Payments Set Aside................................................         71
   10.06    Successors and Assigns............................................         71
   10.07    Treatment of Certain Information; Confidentiality.................         74
   10.08    Right of Setoff...................................................         75
   10.09    Interest Rate Limitation..........................................         75
   10.10    Counterparts; Integration; Effectiveness..........................         76
   10.11    Survival of Representations and Warranties........................         76
   10.12    Severability......................................................         76
   10.13    Replacement of Lenders............................................         76
   10.14    Governing Law; Jurisdiction; Etc..................................         77
   10.15    Waiver of Right to Trial by Jury..................................         78
   10.16    USA Patriot Act Notice............................................         78
   10.17    Time of the Essence...............................................         78
   10.18    Oral Agreements Not Enforceable...................................         78

SCHEDULES

1.01     Approved Appraisers
2.01     Commitments and Pro Rata Shares
5.06     Litigation
5.09     Environmental Matters
5.13     Equity Investments
7.01     Existing Liens
10.02    Administrative Agent's Office, Certain Addresses for Notices
10.06    Processing and Recordation Fees

EXHIBITS

A        Form of Loan Notice
B        Form of Note
C        Form of Compliance Certificate
D        Form of Assignment and Assumption
E-1      Form of Legal Opinion of Borrower's Counsel
E-2      Form of Legal Opinion of FAA Counsel
F        Form of Amended and Restated Security Agreement
G        Form of Cash Pledge Agreement

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT (this "Agreement") is entered into as of March 25, 2005 among ALASKA AIRLINES, INC., an Alaska corporation ("Borrower"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), CITICORP USA, INC., as Syndication Agent, USBANKCORP as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent.

                                    RECITALS

      A. Borrower, certain lenders identified therein (the "Existing Lenders"), and Bank of America, N.A., as administrative agent, are parties to that certain Credit Agreement dated as of December 23, 1999 (as amended, the "Existing Credit Agreement"), providing for the Existing Lenders to make revolving loans to Borrower.

      B. All obligations of Borrower pursuant to the Existing Credit Agreement and related documents are secured by that certain Aircraft Chattel Mortgage Security Agreement dated as of March 4, 2003 and effective as of December 31, 2002, between Borrower and Bank of America, N.A. (the "Existing Security Agreement").

      C. Borrower has requested that Lenders provide a revolving credit facility to replace the revolving credit facility established pursuant to the Existing Credit Agreement, and Lenders are willing to do so on the condition that the Existing Security Agreement is amended and restated to secure the Obligations (as defined herein) and on the other terms and conditions set forth herein.

      D. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Added Aircraft" has the meaning set forth in Section 6.15(d) hereof.

      "Added Engine" has the meaning set forth in Section 6.15(c) hereof.

      "Administrative Agent" or "Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Agent may from time to time notify Borrower and Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Aircraft" means (a) each of the Airframes together with the Engines, whether or not such Engines are installed on the Airframes or any other airframes; (b) except for Excluded Equipment, all appliances, equipment, instruments, and accessories (including radio and radar) from time to time belonging to, installed in, or appurtenant to such Airframes and Engines; and
(c) any and all logs, manuals and other records relating thereto.

      "Aircraft Collateral" means all of the Aircraft in which the Security Agreement creates, or purports to create, a security interest.

      "Airframe" means (a) any aircraft as specified by United States Registration Number and manufacturer's serial number in the Security Agreement;
(b) any replacement airframe which may from time to time be substituted for such airframe; and (c) in either case, any and all parts which are from time to time incorporated or installed in or attached to such airframe or, so long as such parts are subject to the Security Agreement covering such airframe, after removal from such airframe.

      "Agent Fee Letter" has the meaning specified in Section 2.07(b).

      "Aggregate Commitments" means the Commitments of all Lenders.

      "Agreed Value Amount" means, with respect to any Event of Loss of any Pledged Aircraft, the amount (which shall be no less than the Current Market Value of such Pledged Aircraft), reflected on the then current insurance certificate as the amount that the insurers have agreed with Borrower to pay to the Administrative Agent for the benefit of the Lenders in the event that the Aircraft suffering an Event of Loss suffered such Event of Loss.

      "Agreement" means this Credit Agreement.

      "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Fixed Charge Coverage Ratio (the "Financial Covenant") as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02:

                                 APPLICABLE RATE

Pricing           Fixed Charge             Commitment         Eurodollar Rate        Base Rate
 Level           Coverage Ratio              Fee**                   +                   +
-------          --------------            ----------         ---------------        ---------
 [***]               [***]                   [***]                 [***]               [***]
 [***]               [***]                   [***]                 [***]               [***]
 [***]               [***]                   [***]                 [***]               [***]
 [***]               [***]                   [***]                 [***]               [***]
 [***]               [***]                   [***]                 [***]               [***]

** The Applicable Rate for the commitment fee shall reduce by [***] at all levels at all times during which the Outstanding Amount exceed [***] of the Aggregate Commitments.

Any increase or decrease in the Applicable Rate resulting from a change in the Financial Covenant shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then [***] shall apply commencing on the first Business Day following the date such Compliance Certificate was required to have been delivered until such Certificate is delivered. The Applicable Rate in effect from the Closing Date through June 29, 2005 shall be determined based upon [***]. Beginning with the quarter ended June 30, 2005, the Applicable Rate shall be determined pursuant to this section.

      "Approved Appraiser" means any independent appraisal firm set forth on
Schedule 1.01 hereto.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "Arrangement/Upfront Fee Letter" has the meaning specified in Section 2.07(c).

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 10.06(b)), and accepted by Agent, in substantially the form of Exhibit D or any other form approved by Agent.

      "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.04, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Bank of America Cash Collateral" means cash deposits with Bank of America, N.A., in its capacity as Administrative Agent.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrower Materials" means has the meaning specified in Section 6.02.

      "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Borrowing Base" means, as applicable, (a) [***] of the Current Market Value of the Aircraft Collateral; (b) one hundred percent (100%) of the Bank of America Cash Collateral; and (c) a Designated Percentage of Other Cash Collateral.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      "Business Day" means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Washington or the state where Administrative Agent's Office is located; and (ii) if such day relates to any Eurodollar Rate Loan, any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Capital Lease" means, with respect to any Person, a lease (or leases) for real or personal property required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to such Person but which otherwise would be required to be capitalized under GAAP.

      "Cash Collateral" means the Bank of America Cash Collateral and the Other Cash Collateral.

      "Cash Pledge Agreement" means a Cash Pledge Agreement made by the Borrower in favor of the Administrative Agent in substantially the form of Exhibit G.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means, with respect to Borrower, an event or series of events by which:

      (a) Parent shall cease to own, directly or indirectly, 100% of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

      (b) during any period of 18 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

      (c) other than Parent, any individual(s) or entity(s) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such individual(s) or entity(s) or group has the right to acquire pursuant to any option right) representing 49% or more of the combined voting power of such securities.

      "Claim Collateral Period" means, with respect to any Event of Loss of any Pledged Aircraft, the period beginning on the date when such Event of Loss occurs and continuing until the earliest of the date when (a) any proceeds from any insurance claim arising from such Event of Loss have been paid to the Administrative Agent for the benefit of Lenders; (b) any underwriter of the insurance policy covering such Aircraft has denied coverage for such Event of Loss; (c) 60 days have elapsed after the Event of Loss and the Administrative Agent has not received insurance proceeds in respect of such Event of Loss in at least the Agreed Value Amount; (d) the lead insurance underwriter under such policy has become insolvent; or (e) the lead insurance underwriter under such policy has commenced, has had commenced against it, or has otherwise become subject to, a bankruptcy, receivership or other insolvency proceeding.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986.

      "Collateral" shall mean any and all assets and rights and interests in or to property of Borrower, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

      "Collateral Documents" means the Security Agreement, any Cash Pledge Agreement and any other agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement, pursuant to which Liens are granted or purported to be granted to Agent to secure all or part of the Obligations, each in form and substance satisfactory to Agent.

      "Collateral Review Date" has the meaning set forth in Section 6.15(a).

      "Collateral Shortfall" means any time when the amount of the Borrowing Base is less than [***].

      "Commitment" means, as to each Lender, its obligation to make Loans to Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      "Consolidated Funded Debt and Leases" means all Funded Debt of Borrower and its Subsidiaries calculated in accordance with GAAP (other than debt outstanding between Borrower and its Affiliates) (i) which by its terms matures more than one year from the date created or which is renewable or extendible at the option of the obligor to a date beyond one year from such date, including all payments due within 12 months of the date of such determination, (ii) any short-term debt evidenced by a promissory note or similar agreement (including the Loans), plus (iii) an amount equal to seven times Borrower's Consolidated Lease Expense.

      "Consolidated Lease Expense" means the aggregate Aircraft rental expense incurred during the period indicated under leases for Aircraft (net of income received during such period (if no default), from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee paid to the lessor under the terms of such leases during such period), excluding however, Capital Leases.

      "Consolidated Net Liquidity" means, at any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the total of unrestricted cash and marketable securities less the Outstanding Amount.

      "Consolidated Tangible Net Worth" means, at any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the total of shareholder's equity (including capital stock, additional paid-in capital and retained earnings) of the Borrower and its Subsidiaries on that date, less the Intangible Assets of the Borrower and its Subsidiaries on that date which are acquired or incurred after the date of this Agreement and excluding (a) Permitted Asset Adjustments, (b) non-cash asset impairment charges incurred prior to December 31, 2004 related to the 737-200 fleet, (c) the marked-to-market Swap Termination Value for Swap Contracts that have not been closed out, and (d) unusual, non-cash special charges and credits (excluding Permitted Asset Adjustments), each without duplication and determined in accordance with GAAP.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Current Market Value" means the current market value of an Aircraft, as set forth in the applicable Qualified Appraisal; provided that the current market value shall be deemed to be $0 for [***] each Pledged Aircraft with respect to which there has been a Failure of Security that has not been cured.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) [***] per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus [***] per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Designated Percentage" means the percentage of the value of Other Cash Collateral designated by Lenders for inclusion in the Borrowing Base.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Dollar" and "$" mean lawful money of the United States.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) Agent, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrower or any of Borrower's Affiliates or Subsidiaries.

      "Engine" means: (a) any engine listed by manufacturer's serial numbers in the Security Agreement, whether or not from time to time installed on an Airframe or any other airframe; (b) any replacement engine which from time to time may be substituted for any Engine in accordance with this Agreement; and
(c) in either case, any and all parts which are from time to time incorporated or installed in or attached to any such engine or, so long as such parts are subject to the Security Agreement, after removal from any such engine.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

      "Eurodollar Base Rate" has the meaning specified in the definition of Eurodollar Rate.

      "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

            Eurodollar Rate =       Eurodollar Base Rate
                              ------------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

      Where,

            "Eurodollar Base Rate" means, for such Interest Period the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period shall be the rate per annum determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Event of Loss" has the meaning set forth in the Security Agreement.

      "Excluded Equipment" means all appliances, equipment, instruments, and accessories the values of which are not included in the determination of Current Market Value in any Qualified Appraisal.

      "Excluded Taxes" means, with respect to Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated and whether imposed by withholding or otherwise) or its gross receipts, and doing business, value added and franchise taxes that are imposed in lieu of a net income tax), by the United States government or any jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which it conducts or is deemed to conduct business (other than solely as a result of the transactions contemplated herein) or, in the case of any Lender, in which its applicable Lending Office is located; (b) any Taxes caused by activities of such Person unrelated to the transactions contemplated herein; (c) any Taxes caused by such Person's gross negligence or willful misconduct or any breach of such Person's obligations contained herein; (d) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located; and (e) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender is organized in and a resident of the same country as the Assignor and the Assignor was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

      "Existing Credit Agreement" has the meaning specified in Recital A hereto.

      "Existing Lenders" has the meaning specified in Recital A hereto.

      "Existing Security Agreement" has the meaning specified in Recital B hereto.

      "FAA Registry" has the meaning set forth in Section 6.15(b)(ii)(B) hereof.

      "Failure of Security" means the occurrence of either of the following: any Collateral Document ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Agent shall not have or shall cease to have a valid and perfected Lien of first priority (other than Liens expressly permitted to be prior to such Lien pursuant to Section 7.01) in the Collateral purported to be covered thereby, in each case for any reason other than (i) as provided in such Collateral Document, or (ii) the agreement of all the Lenders or satisfaction in full of all the Obligations secured by such Collateral Document.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

      "Fixed Charge Coverage Ratio" means, for the four quarters preceding the applicable date of calculation, the ratio of (a) to (b) where (a) equals the sum of (i) Borrower's and its Subsidiaries' consolidated earnings before interest expense (net of capitalized interest) and taxes during such period, plus, to the extent such amounts are deducted when determining consolidated earnings, (ii) consolidated depreciation and amortization expense (other than airframe and engine overhaul amortization) during such period, plus (iii) Consolidated Lease Expense during such period, plus (iv) amounts related to Permitted Asset Adjustments, plus (v) non-cash asset impairment charges incurred prior to December 31, 2004 related to the 737-200 fleet, plus (vi) 100% of Government Compensation in the quarter in which it was received with such amount decreasing by 25% per quarter in subsequent calculation periods until decreased to 0%, excluding (x) unusual, non-cash special charges and credits, (excluding Permitted Asset Adjustments) and (y) the marked-to-market Swap Termination value for Swap Contracts that have not been closed out, and (b) equals the sum of (1) Consolidated Lease Expense during such period, plus (2) consolidated interest expense (net of capitalized interest) during such period in respect of Consolidated Funded Debt and Leases, plus (3) the principal amount of the scheduled current portion of all Consolidated Funded Debt and Leases, but excluding any Loans, or short-term borrowings or debt outstanding between Borrower and its Affiliates each without duplication and determined in accordance with GAAP.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Funded Debt" means all Indebtedness that appears on the liability side of Borrower's balance sheet in accordance with GAAP.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Government Compensation" means non-refundable cash received by Borrower and/or its Subsidiaries and other commercial air carriers from the U.S. federal government and recognized as extraordinary non-operating income in conformity with GAAP.

      "Granting Lender" has the meaning specified in Section 10.06(h).

      "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith, except that, in the case of Liens referred to in clause (b), the amount of such Guarantee shall not exceed the greater of the book value or the fair market value of the property subject to such Lien unless such Person has assumed or is otherwise liable for the secured obligation. The term "Guarantee" as a verb has a corresponding meaning.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other similar substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Horizon" means Horizon Air Industries, Inc., a Washington corporation.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following:

      (a) all obligations of such Person for borrowed money, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

      (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

      (c) net obligations of such Person under any Swap Contract;

      (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

      (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

      (f) Capital Leases and Synthetic Lease Obligations;

      (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

      (h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. If the Swap Termination Value with respect to a Swap Contract represents an amount owing to such Person, such amount shall not constitute a reduction in the amount of "Indebtedness" for purposes of this definition but, in accordance with GAAP, may constitute an asset of such Person. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitees" has the meaning specified in Section 10.04(b).

      "Invalidity Event" means: (i) any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or (iii) Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof.

      "Intangible Assets" means assets that are considered to be intangible assets as determined in accordance with GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs less noncontributory and defined benefit pension amounts included as intangible assets incurred after December 31, 2004.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each month and the Maturity Date.

      "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Loan Notice; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Maturity Date.

      "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower's internal controls over financial reporting, in each case as described in the Securities Laws.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IP Rights" has the meaning specified in Section 5.17.

      "IRS" means the United States Internal Revenue Service.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "Lender" has the meaning specified in the introductory paragraph hereto.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Agent.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, equipment trust agreement, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means an extension of credit by a Lender to Borrower under Article II.

      "Loan Documents" means this Agreement, each Note, the Agent Fee Letter, Arrangement/Upfront Fee Letter, and each Collateral Document.

      "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities (actual and contingent), operations or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of Borrower to perform its obligations under any Loan Document or (c) a material adverse effect on the rights and remedies of the Administrative Agent or the Lenders under any Loan Document.

      "Material Failure of Security" means a Failure of Security with respect to Collateral whose removal from the Borrowing Base, individually or in the aggregate, causes the Borrowing Base to be less than [***].

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      "Maturity Date" means March __, 2008.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Note" means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Cash Collateral" means U.S. government securities and other cash equivalents (other than Bank of America Cash Collateral) reasonably acceptable to Lenders.

      "Other Taxes" means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; provided, however, that "Other Taxes" shall not include and Excluded Taxes.

      "Outstanding Amount" means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

      "Over Advance" has the meaning specified in Section 2.03(b).

      "Parent" means Alaska Air Group, Inc., a Delaware corporation.

      "Participant" has the meaning specified in Section 10.06(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Asset Adjustments" means the write-down in the book value of any flight and non-flight equipment assets owned by Borrower or its Subsidiaries of up to [***] in the aggregate occurring after January 1, 2005; provided, however, that the maximum amount of the write-down for non-flight assets included in calculating Permitted Asset Adjustments will be [***], all determined in accordance with GAAP.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Platform" has the meaning specified in Section 6.02.

      "Pledged Aircraft" means each Aircraft in which the Security Agreement creates, or purports to create, a security interest.

      "Qualified Appraisal" means a desk-top appraisal of the Aircraft Collateral addressed to the Administrative Agent, Lenders and Borrower by an Approved Appraiser. Each such appraisal shall be in a form that is reasonably acceptable to the Administrative Agent and shall be accompanied by a letter stating that the purpose of the appraisal is to provide a report, upon which the Administrative Agent and Lenders may rely, of the value of the Pledged Aircraft as Aircraft Collateral under the Security Agreement. Each such appraisal shall set forth the current market value of each Pledged Aircraft (including any Aircraft being added to the Aircraft Collateral and excluding any Aircraft being removed from the Aircraft Collateral) determined in accordance with the definition of "current market value" promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal.

      "Register" has the meaning specified in Section 10.06(c).

      "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      "Removed Aircraft" has the meaning set forth in Section 6.15(d) hereof.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

      "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Outstanding Amount; provided that the Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, vice president of finance, treasurer, assistant treasurer or director of treasury of Borrower. Any document delivered hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

      "Restricted Expenditure" means any Restricted Payment, Investment or capital expenditure.

      "Restricted Payment" means any cash dividend or distribution with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to Borrower's stockholders, partners or members (or the equivalent Person thereof).

      "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

      "Security Agreement" means that certain Amended and Restated Aircraft Chattel Mortgage Security Agreement dated as of the date hereof made by Borrower in favor of the Administrative Agent in substantially the form of Exhibit F, including any Security Agreement Supplements.

      "Security Agreement Supplement" has the meaning specified in Section 6.15(b)(ii).

      "Stage 3 Aircraft" means "Stage 3 Airframes" with "Stage 3 Engines" installed owned by Borrower and qualifying as Stage 3 airplanes, as set forth in Federal Aviation Regulation 36.1(f)(6), 14 C.F.R. Section 6.1(f)(6) or any successor regulation, as amended; and "Stage 3 Engines" also include spare engines which are suitable for use on Stage 3 Airframes and are being maintained according to Borrower's normal and customary standards.

      "Subordinated Liabilities" means liabilities subordinated to the Obligations in a manner acceptable to Agent in its reasonable discretion.

      "SPC" has the meaning specified in Section 10.06(h).

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or
possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Threshold Amount" means [***].

      "Total Liabilities" means the sum of current liabilities plus long term liabilities.

      "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "U.S. Air Carrier" means any United States air carrier engaged in scheduled air transportation and in all material respects duly qualified and licensed under all applicable Laws to carry on its business as a scheduled airline currently subject to regulation by the Federal Aviation Administration and the Department of Transportation as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act, 49 U.S.C. Section 41101 et seq., and as to which there is in force an air carrier operating certificate issued under Part 121 of the Federal Aviation Regulations, or which may operate as an air carrier by certificate or otherwise under any successor or substitute provisions therefor or in the absence thereof.

      "Valuation Date" means, with respect to any Qualified Appraisal, the date as of which the Current Market Value of the Aircraft Collateral is determined according to such appraisal.

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS.

      (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) Changes in GAAP. If, at any time, any change in GAAP or in practices or estimates which are in accordance with GAAP (each, a "Change") would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, then Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Change (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP and such practices and estimates prior to such Change and
(ii) Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Change.

      1.04 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 LOANS. Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender, severally and not jointly, agrees to make loans (each such loan, a "Loan") to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the Outstanding Amount shall not exceed the Aggregate Commitments, (ii) the Outstanding Amount of the Loans of any Lender shall not exceed such Lender's Commitment, and (iii) the Outstanding Amount shall not exceed the Borrowing Base. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

      (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower's irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Each Loan Notice submitted by Borrower shall be deemed to be a representation and warranty that (i) since the Closing Date no event or circumstance has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (ii) no Default or Collateral Shortfall exists or will exist upon giving effect to the requested Borrowing, conversion or continuation, and (iii) the conditions specified in
Section 4.02(a) have been satisfied, on and as of the date of the applicable Borrowing, conversion of Loans from one Type to the other, or continuation of Eurodollar Rate Loans.

      (c) Following receipt of a Loan Notice, Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to Agent in immediately available funds at Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower.

      (d) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders. During the existence of an Event of Default, if Agent declares all amounts owing under this Agreement to be immediately due and payable pursuant to Section 8.02, then the Required Lenders may also demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans and Borrower agrees to pay all amounts due under
Section 3.05 in accordance with the terms thereof due to any such conversion.

      (e) Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (f) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 5 Interest Periods in effect at any one time with respect to Loans.

      2.03 PREPAYMENTS.

      (a) Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans;

(ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of Lenders in accordance with their respective Applicable Percentages.

      (b) If for any reason the Outstanding Amount at any time exceeds the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans in an aggregate amount equal to such excess. If for any reason the Outstanding Amount at any time exceeds the Borrowing Base (an "Over Advance") then in effect, Borrower shall either: (i) immediately prepay Loans in an aggregate amount equal to such Over Advance or (ii) cure such Over Advance by pledging additional Collateral in accordance with Section 6.15(b) within five Business Days.

      2.04 TERMINATION OR REDUCTION OF COMMITMENTS. Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount would exceed the Aggregate Commitments. Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.05 REPAYMENT OF LOANS. Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

      2.06 INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

      (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Upon the request of the Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.07 FEES.

      (a) Commitment Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the Outstanding Amount. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (b) Agent's Fees. Borrower shall pay to Agent for Agent's own account, fees in the amounts and at the times specified in the letter agreement, dated November 30, 2004 (the "Agent Fee Letter"), between Borrower and Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

      (c) Arrangement and Upfront Fee. Immediately upon the execution and delivery of this Agreement, Borrower shall pay the arrangement fees and the upfront fees set forth in, and in accordance with, the letter agreement, dated November 30, 2004 (the "Arrangement/Upfront Fee Letter"), among Borrower, the Joint Lead Arrangers and certain Lenders. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever. The upfront fee shall be in an amount equal to: (i) for each Lender having a Commitment of [***] or less, [***] basis points times such Lender's Commitment, and (ii) for each Lender having a Commitment of more than [***], [***] basis points times such Lender's Commitment.

      2.08 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.09 EVIDENCE OF DEBT. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

      2.10 PAYMENTS GENERALLY; AGENT'S CLAWBACK.

      (a) (i) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            (ii) On each date when the payment of any principal, interest or fees are due hereunder or under any Note, if Agent gives Borrower one Business Day's prior notice of the amount of such payment, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Agent (as such account shall be designated by Borrower in a written notice to Agent from time to time, the "Borrower Account") an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from the Borrower Account, and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any
Note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Agent. Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.10(a)(ii) showing in reasonable detail the amounts of such deduction. Lenders agree to reimburse Borrower based on their Applicable Percentage for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

      (b) (i) Funding by Lenders; Presumption by Agent. Unless Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Agent such Lender's share of such Borrowing, Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Agent, then the applicable Lender and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Agent in connection with the foregoing and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Agent.

            (ii) Payments by Borrower; Presumptions by Agent. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Agent for the account of the Lenders that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection
(b) shall be conclusive, absent manifest error.

      (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (d) Obligations of Lenders Several. The obligations of Lenders hereunder to make Loans and to make payments under Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 10.04(c):

      (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.11 SHARING OF PAYMENTS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

      2.12 SECURITY. All obligations of Borrower under this Agreement, the Notes and the other Loan Documents shall be secured in accordance with the Collateral Documents.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

      (a) Payments Free of Taxes. Any and all payments by Borrower to or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided that if Borrower shall be required by any applicable law to deduct any Indemnified Taxes from such payments, then, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by Borrower. Borrower shall indemnify Agent and each Lender, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

      (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

      (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

      (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

      (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code or (D) is otherwise entitled to an exemption from U.S. tax under Section 88(c) on the date it acquires its interest herein, and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

      (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

      (f) Treatment of Certain Refunds. If Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Agent, such Lender agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion.

      3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine, in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) an unusual or extraordinary event or circumstance occurs or exists affecting the applicable offshore Dollar market such that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COSTS.

      (a)   Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate); or

            (ii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and, in reasonable detail, the basis for such calculation and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Such certificate shall also include a statement to the effect that such compensation for additional costs incurred or reduction suffered reflects a good faith and non-discriminatory allocation to this Agreement.

      (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 30 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 30-day period referred to above shall be extended to include the period of retroactive effect thereof).

      3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

      (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period thereof as a result of a request by the Borrower pursuant to Section 10.13.

Borrower's compensation to any Lender under this Section 3.05 is intended to put such Lender in the same financial position it would have been in had the event referred to in clauses (a), (b) or (c) not occurred, including any loss of anticipated profits. Borrower's compensation to any such Lender will include any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to Lenders under this
Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      3.06 MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.

      (a) Designation of Different Lending Office. If any Lender requests compensation under Section 3.04, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

      3.07 SURVIVAL. All of Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL BORROWING. The obligation of each Lender to make its initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:

      (a) Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Agent and each of the Lenders:

            (i) executed counterparts of this Agreement and all Collateral Documents, sufficient in number for distribution to Agent, each Lender and Borrower;

            (ii) a Note executed by Borrower in favor of each Lender requesting a Note;

            (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

            (iv) such documents and certifications as Agent may reasonably require to evidence that Borrower is duly organized or formed, and that Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

            (v) a favorable opinion(s) of counsel to Borrower acceptable to Agent addressed to Agent and each Lender, as to the matters set forth concerning Borrower, the Loan Documents and the Collateral in form and substance satisfactory to Agent, including an opinion from FAA counsel acceptable to Agent as to the perfection and priority of the security interest created by the Security Agreement;

            (vi) a certificate of a Responsible Officer of Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by Borrower and the validity against Borrower of the Loan Documents (other than certificates, consents and licenses related to operating individual aircraft or its business as a common carrier), and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

            (vii) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial

      Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

            (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

            (ix) a duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date, signed by a Responsible Officer of Borrower;

            (x) evidence that (i) the Security Agreement has created a valid and effective security interest in the Aircraft Collateral, (ii) such security interests have been duly perfected, and (iii) the Aircraft Collateral is free and clear of Liens or options other than such security interests and any Liens permitted pursuant to Section 7.01. Without limiting the generality of the foregoing, the Administrative Agent shall have received evidence that the Security Agreement has been duly filed for record with the Aircraft Registry of United States Department of Transportation, Federal Aviation Administration in Oklahoma City and the UCC Financing Statement has been duly filed in the appropriate UCC filing office in Alaska;

            (xi) Qualified Appraisals showing that the Current Market Value of the Aircraft Collateral as of the date no earlier than December 31, 2004 is such that the Borrowing Base is not less than [***];

            (xii) evidence that (i) any Collateral Documents (other than the Security Agreement) have created a valid and effective security interest in any Collateral (other than the Aircraft Collateral), (ii) such security interests have been duly perfected, and (iii) any Collateral (other Aircraft Collateral is free and clear of Liens or options other than such security interests and any Liens permitted pursuant to Section 7.01;

            (xiii) the Agent Fee Letter and Arrangement/Upfront Fee Letter; and

            (xiv) such other assurances, certificates, documents, consents or opinions as Agent or the Required Lenders reasonably may require.

      (b) Any fees required to be paid on or before the Closing Date shall have been paid.

      (c) Unless waived by Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Agent to the extent invoiced prior to or on the Closing Date.

      (d) The commitments under the Existing Credit Agreement shall have expired or been terminated and all amounts owing thereunder shall have been paid in full. Each party hereto that is also a party to the Existing Credit Agreement hereby waives any requirement under the Existing Credit Agreement of advance notice for any such termination or payment.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      4.02 CONDITIONS TO ALL BORROWINGS. The obligation of each Lender to honor any Loan Notice is subject to the following conditions precedent:

      (a) The representations and warranties of Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01.

      (b) No Change of Control, Invalidity Event or Material Failure of Security shall have occurred and no Default, Collateral Shortfall or Over Advance shall exist or would result from such proposed Borrowing or from the application of the proceeds thereof.

      (c) Agent shall have received a Loan Notice in accordance with the requirements hereof.

      (d) Neither the Administrative Agent nor any Lender shall have received from any Person any notice that any Collateral Document will no longer secure on a first priority basis (subject to Liens permitted under the applicable Collateral Document) future Borrowings under this Agreement.

      (e) Agent shall have received, in form and substance satisfactory to it:
(i) such other assurances, certificates, documents or consents related to the foregoing as Agent or the Required Lenders reasonably may require; and (ii) any information requested more than five Business Days prior to such Loan Notice by the Agent or any Lender in accordance with Section 6.02(d).

Each Loan Notice submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Agent and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Borrower and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to

(i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Borrower of each Loan Document, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation (other than the Loan Documents) to which Borrower is a party or affecting Borrower or the properties of Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or its property is subject; or (c) violate any Law. Borrower and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

      5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Agreement or any other Loan Document, except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents or filing of a redacted copy of the Loan Documents with the SEC.

      5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

      5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes and material commitments.

      (b) The unaudited consolidated balance sheet of Borrower and its Subsidiaries dated September 30, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as

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

otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

      (c) Since the Closing Date and since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      (d) Since the date of the Audited Financial Statements, no material Internal Control Event has occurred to the knowledge of Borrower's Chief Executive Officer, Chief Financial Officer, Vice President-Finance, Treasurer or Controller.

      5.06 LITIGATION AND JUDGMENTS. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) are reasonably likely to have a Material Adverse Effect. To the knowledge of Borrower after due and diligent investigation, there is no outstanding unsatisfied money judgment against Borrower or any of its Subsidiaries in an amount in excess of the Threshold Amount, and there are no outstanding unsatisfied money judgments against Borrower or any of its Subsidiaries which individually or in the aggregate have or would have a Material Adverse Effect.

      5.07 NO DEFAULT. Neither Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 OWNERSHIP OF PROPERTY; LIENS. Each of Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      5.09 ENVIRONMENTAL COMPLIANCE. Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10 INSURANCE. The properties and businesses of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies (including Lloyds of London syndicates) not Affiliates of Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.

      5.11 TAXES. Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To Borrower's knowledge, there is no proposed tax assessment against Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

      5.12 ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

      (c) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess [***] of such Pension Plan's benefit liabilities under Section 4001(a)(16); (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), which would reasonably be expected to have a Material Adverse Effect; (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      5.13 SUBSIDIARIES. As of the Closing Date, Borrower has no Subsidiaries. As of the Closing Date, Parent has no operating Subsidiaries other than Borrower and Horizon. All of the outstanding Equity Interests in Borrower have been validly issued and are fully paid and nonassessable and are owned by Parent free and clear of all Liens.

      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of Borrower, any Person Controlling Borrower, or any Subsidiary
(i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 DISCLOSURE. Borrower has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of Borrower to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      5.16 COMPLIANCE WITH LAWS. Each of Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights ("IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Borrower, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      5.18 SOLVENCY. The Borrower is Solvent and shall be Solvent immediately after the consummation of the transactions contemplated by this Agreement. As used herein, a Person is "Solvent" on a particular date, if, on such date both
(a) (i) the then fair saleable value of the property of such Person on a going concern basis is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person as they mature in the ordinary course and
(B) not less than the amount that will be required to pay the probable liabilities on such Person's then-existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the debts and liabilities of a Person, contingent or otherwise, shall include the amount of all debts and liabilities that are relevant under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), and the assets of a Person shall give effect to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Person pursuant to applicable Law or pursuant to the terms of any agreement.

      5.19 COLLATERAL AND SECURITY DOCUMENTS.

      (a) Borrower owns all right, title and interest in and to the Aircraft Collateral (and any other Collateral) free and clear of all Liens other than (i) the security interests in favor of the Administrative Agent securing the Obligations, or (ii) Liens permitted by Section 7.01 that are junior and subordinate to the security interests created by the Collateral Documents, or
(iii) Liens on the Aircraft Collateral permitted under subsections (e) and (f) of Section 7.01.

      (b) The Security Agreement (and any of other Collateral Documents) create, in favor of the Administrative Agent for the benefit of itself and the Lenders, a legal, valid and enforceable security interest in all of Borrower's right, title and interest in all of the Aircraft Collateral (and any other Collateral), which security interest has been duly perfected and has priority over any other Liens on the Collateral (other than Liens on the Aircraft Collateral described in subsections (e) and (f) of Section 7.01).

      (c) Each of the Pledged Aircraft is a U.S. registered Stage 3 Aircraft, and Borrower is a citizen of the United States for purposes of the U.S. Federal Aviation Act.

      (d) Borrower is, and continuously during the five years immediately preceding the date of this Agreement has been, an Alaska corporation. Borrower's chief executive office is, and continuously during the five years immediately preceding the date of this Agreement has been, located in Seattle, Washington.

      (e) No Aircraft, at the time Agent's security interest in such Aircraft attaches, will be subject to any interest, other than an interest held by Borrower, that is recorded in the FAA Registry.

      (f) The Engines pledged pursuant to the Security Agreement are of the same series, model and make and the Engines, taken as a group, have approximately the same aggregate value as the engines upon which the determination of Current Market Value in each Qualified Appraisal was based.

      (g) The representations and warranties in this Section 5.19 (other than Section 5.19(e)) are made on and as of the date of this Agreement and, with respect to the representations and warranties in subsections (a), (b) and (c) hereof, on and as of each date thereafter.

      5.20 BURDENSOME AGREEMENTS. Neither Borrower nor any Subsidiary has any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to Borrower or to otherwise transfer property to Borrower, (ii) of any Subsidiary to Guarantee any obligations of Borrower under any of the Loan Documents or
(iii) of Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under this Agreement solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         5.21 COMPLIANCE WITH OFAC RULES AND REGULATIONS. None of Borrower, any Subsidiary of Borrower or any Affiliate of Borrower (a) is a Sanctioned Person,
(b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any extension of credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. "OFAC" means the U.S. Department of the Treasury's Office of Foreign Asset Control. "Sanctioned Countries" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or otherwise published from time to time. "Sanctioned Person" means (a) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html or otherwise published from time to time, or (b)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

      6.01 FINANCIAL STATEMENTS. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, in form and detail satisfactory to Agent and the Required Lenders:

      (a) as soon as available, but in any event no later than the earlier of five days after the deadline for filing imposed by the SEC or 95 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by: (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing not reasonably objected to by the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) beginning with the report for December 31, 2005, a report of such Registered Public Accounting Firm as to the Borrower's internal controls pursuant to Section 404 of Sarbanes-Oxley that: (A) expresses a conclusion that would not reasonably be expected to have a Material Adverse Effect and (B) identifies no issues related to Borrower's or its Subsidiaries' internal controls that would reasonably be expected to have a Material Adverse Effect; and

      (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

      6.02 CERTIFICATES; OTHER INFORMATION. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, in form and detail satisfactory to Agent and the Required Lenders:

      (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements;

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

      (c) within five Business Days after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto; and

      (d) promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, (or website maintained by the SEC) to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that specifically requests the Borrower to deliver such paper copies and
(ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Borrower hereby acknowledges that (a) Agent will make available to Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, "Borrower Materials") by posting Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a "Public Lender"). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof, provided, however, that no document available on the website of the SEC need contain any legend;
(x) by marking Borrower Materials "PUBLIC," Borrower shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" (other than documents available on the SEC website) as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      6.03 NOTICES. Not later than five Business Days after Borrower obtains knowledge thereof, notify Agent and each Lender:

      (a) of the occurrence of any Default to the knowledge of Borrower's chief financial officer or any other officer, employee or agent of Borrower who is responsible for administering the applicable provisions hereof or who is responsible for communicating with Administrative Agent or Lenders regarding this Agreement or any of the matters contemplated by this Agreement;

      (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

      (c) of the occurrence of any ERISA Event; and

      (d) of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

      6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect or replace all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) use not less than the standard of care typical in the industry in the operation and maintenance of its facilities.

      6.07 MAINTENANCE OF INSURANCE.

      (a) In addition to insurance requirements set forth in the Collateral Documents, maintain with financially sound and reputable insurance companies (including Lloyds of London syndicates) not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business (operating similar aircraft in similar markets), of such types and in such amounts (after giving effect to any self-insurance and/or deductible compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to Agent of termination or cancellation of such insurance. Without limiting the generality of the foregoing, except as provided in paragraph (b) of this Section 6.07, Borrower will at all times carry or cause to be carried at its expense (or at the expense of the lessee of such Aircraft), aircraft liability insurance including passenger legal liability, property damage liability and contractual liability (exclusive of manufacturer's product liability insurance) with respect to each Aircraft owned by Borrower, (A) in an amount not less than the greater of (x) the amounts of public liability and property damage insurance from time to time determined by Borrower to be prudent and (y) $300,000,000 per occurrence, (B) of the type and covering the risks as from time to time determined by Borrower to be prudent and (C) which is maintained in effect with insurers of recognized responsibility and reputation.

      (b) During any period that an Aircraft is on the ground and not in operation, Borrower may carry or cause to be carried, in lieu of the insurance required by Section 6.07(a) above, insurance with respect to such Aircraft otherwise conforming with the provisions of such Section 6.07(a) except that (A) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to Aircraft owned or leased by Borrower of the same type as the Aircraft which comprise Borrower's fleet and which are on the same ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to Aircraft owned or leased by Borrower of the same type which comprise Borrower's fleet and which are on the ground and not in operation; provided that if Borrower then has no other similarly situated Aircraft, the terms of such insurance during such period shall conform to prudent industry standards.

      6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be.

      6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when an Event of Default exists Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours.

      6.11 USE OF PROCEEDS. Use the proceeds of the Borrowings for capital expenditures, working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.

      6.12 FINANCIAL COVENANTS.

      (a) Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth equal to or greater than the sum of (i) [***], plus (ii) the sum of the following for Borrower and its Subsidiaries on a consolidated basis: (A) as of the end of the fiscal quarter ended June 30, 2005, [***] of net income after income taxes (without subtracting losses) earned in the such fiscal quarter plus
(B) as of the end of the fiscal year ended December 31, 2005, [***] of net income after income taxes (without subtracting losses) earned in such full fiscal year plus (C) as of the end of each fiscal year thereafter, [***] of net income after income taxes (without subtracting losses) earned in such full fiscal year, in each case with net income determined by excluding (x) unusual, non-cash special charges and credits, (y) Permitted Asset Adjustments and (z) the marked-to-market Swap Termination value for Swap Contracts that have not been closed out. This amount will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period.

      (b) Leverage Ratio. Maintain a ratio of Consolidated Funded Debt and Leases to Consolidated Tangible Net Worth of not more than [***]. This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period. The

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

scheduled current portion of long-term liabilities will be measured as of the last day of the calculation period.

      (c) Fixed Charge Coverage Ratio. Maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least [***] from the Closing Date through [***] and at least [***] and thereafter. This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period. The scheduled current portion of long-term liabilities will be measured as of the last day of the calculation period.

      6.13 COLLATERAL RECORDS. To execute and deliver promptly to Agent, from time to time, solely for Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as Agent may reasonably require designating, identifying or describing the Collateral. The failure by Borrower, however, to promptly give Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

      6.14 SECURITY INTERESTS. To (a) defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, (b) comply with the requirements of all state and federal laws in order to grant to Agent and Lenders valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property, deposit account or letter of credit, being effected by giving Agent control of such investment property or deposit account or letter of credit, rather than by the filing of a Uniform Commercial Code ("UCC") financing statement with respect to such investment property, and (c) do whatever Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, and amendments, renewals and continuations thereof; cooperating with Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral. Agent is hereby authorized by Borrower to file any UCC financing statements covering the Collateral whether or not Borrower's signatures appear thereon.

      6.15 COLLATERAL.

      (a) Collateral Review Date. On or before the last Business Day of each June and December (each a "Collateral Review Date") beginning on June 30, 2005, Borrower shall provide to the Administrative Agent (which shall provide to each Lender) a Qualified Appraisal showing the Current Market Value of each Pledged Aircraft as of a Valuation Date that is no earlier than 30 days prior to the applicable Collateral Review Date.

      (b) Cure of Collateral Shortfall or Over Advance. If a Collateral Shortfall exists or Borrower elects to cure an Over Advance pursuant to Section 2.03(b) in whole or in part by pledging addition Collateral, then Borrower shall cure such Collateral Shortfall or Over Advance by, at Borrower's option, either or any combination of the following:

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            (i) within 15 Business Days after the date of such Collateral Shortfall or five Business Days after the date of an Over Advance, executing and delivering to the Administrative Agent a supplement to the Security Agreement in substantially the form of Schedule I to the Security Agreement (a "Security Agreement Supplement") and providing the Administrative Agent with evidence satisfactory to it that:

                  (A) the Security Agreement, as supplemented by such Security
            Agreement Supplement, has granted a security interest to the Administrative Agent in one or more Stage 3 Aircraft owned by Borrower (the "Added Pledged Aircraft") that was not or were not already Pledged Aircraft as security for the Obligations;

                  (B) such security interest is a perfected first-priority
            security interest and each Added Pledged Aircraft is free and clear of: (i) any Liens other than Liens permitted by Section 7.01; and
            (ii) any other interest that has been recorded in the records the Aircraft Registry of United States Department of Transportation, Federal Aviation Administration (the "FAA Registry");

                  (C) the Current Market Value of the Added Pledged Aircraft is
            sufficient, in combination with any Cash Collateral pledged in accordance with Section 6.15(b)(ii), to cure the Collateral Shortfall or the Over Advance, as applicable;

                  (D) all insurance policies required by this Agreement or the
            Security Agreement with respect to the Added Pledged Aircraft have been duly issued and remain in force in accordance therewith and that Administrative Agent and Lenders have been named as loss payees to the extent of their interest (the lower of (x) the Current Market Value as reflected on the last Qualified Appraisal or (y) the Obligations outstanding at the time of payment of insurance proceeds) and additional insured under all policies of casualty insurance and as additional insured under all policies of liability insurance; and

                  (E) the execution, delivery and performance of the Security
            Agreement Supplement have been duly authorized by all necessary corporate action of Borrower and the Security Agreement, as amended by such supplement, constitutes the legal, valid and binding obligation of Borrower; or

            (ii) within 15 Business Days after such Collateral Shortfall or or five Business Days after the date of Over Advance, executing and delivering to the Administrative Agent, a Cash Pledge Agreement or an amendment thereto pledging Cash Collateral that qualifies in all respects for inclusion in the Borrowing Base. Such additional Cash Collateral shall be in an amount sufficient, in combination with any Aircraft Collateral pledged in accordance with Section 6.15(b)(i), to cure the Collateral Shortfall or the Over Advance, as applicable.

If Borrower elects to cure an Collateral Shortfall or an Over Advance pursuant to clause (i) above, the Administrative Agent may also require that Borrower provide a legal opinion issued by FAA counsel for Borrower acceptable to the Administrative Agent covering some or all of the matters covered by the legal opinion attached hereto as Exhibit E-2.

      (c) Substitution of Engines. Provided that no Event of Default has occurred and is continuing, Borrower may, from time to time, send the Administrative Agent a written request to substitute an Engine that is not covered by the Security Agreement (an "Added Engine") for an Engine that is covered by the Security Agreement which may include an Engine that has been subject to an Event of Loss (a "Removed Engine"). The Administrative Agent shall release its security interest in the Removed Engine within five Business Days after the date when Borrower has executed and delivered to the Administrative Agent a Security Agreement Supplement covering the Added Engine and provided the Administrative Agent with evidence satisfactory to it that:

            (i) the Security Agreement, as supplemented by such Security Agreement Supplement, has granted a security interest to the Administrative Agent in the Added Engine as security for the Obligations;

            (ii) such security interest is a perfected first-priority security interest and the Added Engine is free and clear of: (A) any Liens other than Liens permitted by Section 7.01; and (B) any other interest that has been recorded in the FAA Registry;

            (iii) the Added Engine is a Stage 3 Engine of the same or improved make and model as the Removed Engine;

            (iv) all insurance policies and/or endorsements required by this Agreement or the Security Agreement with respect to the Added Engine have been duly issued and remain in force in accordance therewith and that Administrative Agent and Lenders have been named as additional insured and under all policies of casualty insurance and as additional insured under all policies of liability insurance;

            (v) if requested by the Administrative Agent, the execution, delivery and performance of the Security Agreement Supplement has been duly authorized by all necessary corporate action of Borrower and the Security Agreement, as amended by such supplement, constitutes the legal, valid and binding obligation of Borrower; and

            (vi) if requested by the Administrative Agent, a legal opinion issued by counsel for Borrower acceptable to the Administrative Agent covering some or all of the matters covered by the legal opinion attached hereto as Exhibit E as they apply to the Added Engine.

      (d) Substitution of Aircraft. Provided that no Event of Default has occurred and is continuing, Borrower may, from time to time, send the Administrative Agent a written request to substitute an Aircraft that is not covered by the Security Agreement (an "Added Aircraft") for an Aircraft that is covered by the Security Agreement which may include an Aircraft that has been subject to an Event of Loss (a "Removed Aircraft"). The Administrative Agent shall release its security interest in the Removed Aircraft within five Business Days after the Aircraft Substitution Request Date. "Aircraft Substitution Request Date" means the date when Borrower has executed and delivered to the Administrative Agent a Security Agreement Supplement covering the Added Aircraft and provided the Administrative Agent with evidence satisfactory to it of each of the following:

            (i) the Security Agreement, as supplemented by such Security Agreement Supplement, has granted a security interest to the Administrative Agent in the Added Aircraft as security for the Obligations;

            (ii) such security interest is a perfected first-priority security interest and the Added Aircraft is free and clear of any Liens or option other than Liens permitted by Section 7.01;

            (iii) the Current Market Value of the Added Aircraft is equal to or greater than the Current Market Value of the Removed Aircraft, each as set forth in a Qualified Appraisal with a Valuation Date no earlier than 30 days prior to the Aircraft Substitution Request Date;

            (iv) all insurance policies and/or endorsements required by this Agreement or the Security Agreement with respect to the Added Engine have been duly issued and remain in force in accordance therewith and that Administrative Agent and Lenders have been named as loss payees to the extent of their interest (the lower of (x) the Current Market Value as reflected on the last Qualified Appraisal or (y) the Obligations outstanding at the time of payment of insurance proceeds) and additional insured under all policies of casualty insurance and as additional insured under all policies of liability insurance;

            (v) if requested by the Administrative Agent, the execution, delivery and performance of the Security Agreement Supplement has been duly authorized by all necessary corporate action of Borrower and the Security Agreement, as amended by such supplement, constitutes the legal, valid and binding obligation of Borrower; and

            (vi) if requested by the Administrative Agent, a legal opinion issued by counsel for Borrower acceptable to the Administrative Agent covering some or all of the matters covered by the legal opinion attached hereto as Exhibit E as they apply to the Added Aircraft.

      (e) Release of Collateral. If (i) Borrower reduces the Aggregate Commitments in accordance with Section 2.04 or has, through Qualified Appraisals, demonstrated that an Aircraft can be removed from the Aircraft Collateral and still leave the Aircraft Collateral equal to or greater than [***] of the Aggregate Commitments, (ii) Borrower provides to the Administrative Agent a Qualified Appraisal with a Valuation Date no earlier than 30 days prior to Borrower's Release Request, and (iii) no Default under Sections 8.01(a) or 8.01(f) and no Event of Default has occurred and is continuing, then Borrower may send the Administrative Agent a written request (a "Release Request") to release one or more Aircraft from the security interest created by the Security Agreement. Each such Release Request shall identify the specific Aircraft to be released and shall state the Current Market Value of each Aircraft to be released and of the Aircraft Collateral after giving effect to such release. If the Qualified Appraisal confirms that,

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

after giving effect to such release, the Current Market Value of the Aircraft Collateral would be greater than or equal to [***] of the Aggregate Commitments as so reduced, then the Administrative Agent will, within five Business Days after its receipt of the Release Request, release the security interest in such Aircraft and/or Engines.

      (f) Substitution of Cash Collateral. Borrower may request the release of the Administrative Agent's security interest in the Aircraft Collateral in exchange for a security interest in Cash Collateral acceptable to the Administrative Agent and Requisite Lenders or a release of Cash Collateral in exchange for a security interest in Aircraft Collateral. Borrower's right to obtain such release, in the case of Aircraft Collateral, shall be subject to Borrower executing and delivering to Administrative Agent a Cash Pledge Agreement covering the Cash Collateral and Borrower, the Administrative Agent and Requisite Lenders reaching agreement regarding (i) the perfection, priority and valuation of the Cash Collateral; and (iii) the amendments to this Agreement necessary or appropriate in light of such substitution of collateral. Borrower's right to obtain such release of Cash Collateral shall be subject to Borrower executing and delivering to Administrative Agent a Security Agreement Supplement covering additional Aircraft Collateral that meets all the requirements of (b) above for curing any Collateral Shortfall (assuming that the Agent has released the Cash Collateral that Borrower has requested be released).

      (g) Duration of Valuation. Except as otherwise provided in Section 6.15(h), the Current Market Value of a Pledged Aircraft as set forth in the Qualified Appraisal associated with a Collateral Review Date or a substitution of Pledged Aircraft shall remain in effect until the Qualified Appraisal associated with the earlier of the next Collateral Review Date or the next request for a substitution of Pledged Aircraft.

      (h) Event of Loss. Within ten (10) days after the occurrence of an Event of Loss with respect to a Pledged Aircraft, Borrower shall notify the Administrative Agent and Lenders in writing of such Event of Loss, which notice shall state the Current Market Value of the affected Pledged Aircraft and certify that Borrower has filed a casualty insurance claim with respect to such Event of Loss. Immediately upon the occurrence of an Event of Loss with respect to any Pledged Aircraft, the Current Market Value of the Aircraft Collateral shall immediately be reduced by the Current Market Value of the Pledged Aircraft that was subject to such Event of Loss. During the Claim Collateral Period, the Current Market Value of the Aircraft Collateral shall be increased by the Agreed Value Amount less the amount, if any, attributable to any underwriter of such insurance that has become insolvent or that has commenced, had commenced against it, or has otherwise become subject to, a bankruptcy, receivership or other insolvency proceeding. Immediately at the end of such Claim Collateral Period, the Current Market Value of the Aircraft Collateral shall no longer include such Agreed Value Amount and any proceeds that exceed the Current Market Value of the Aircraft received by the Agent shall either be used to reduce the Outstanding Amount or remitted to Borrower (a) at the option of Borrower if, at such time, no Default or Event of Default has occurred and is continuing or would occur if such proceeds were remitted to Borrower and Borrower would otherwise be entitled to re-borrow the amount of such proceeds in accordance with the terms of this Agreement; and (b) otherwise, at the option of the Agent.

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      6.16 STATE OF INCORPORATION. Borrower shall give the Administrative Agent at least 30 days' prior written notice thereof before changing its state of corporation or otherwise ceasing to be an Alaska corporation.

      6.17 FURTHER ASSURANCES. Promptly upon request by the Administrative Agent or the Required Lenders, do, execute, acknowledge, authorize, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, aircraft mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of any Collateral Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Agent and/or the Lenders under the Collateral Documents or under any other document, instrument or agreement from time to time executed by Borrower in connection therewith.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a) Liens pursuant to any Collateral Document or any other Loan Document, if any;

      (b) Liens on Collateral purported to be covered by a Collateral Document if and to the extent permitted under such Collateral Document;

      (c) Liens on (i) aircraft and aircraft equipment, including airframes, engines, appliances, equipment, instruments, and accessories from time to time belonging to, installed in, or appurtenant to such airframes and engines; (ii) aircraft spare parts; and (iii) logs, manuals and other records relating to aircraft, but not including Liens on any Aircraft Collateral;

      (d) Liens (other than (x) those covered by Section 7.01(c) and (y) any Liens on other property of Borrower or any Subsidiary that secure Indebtedness not exceeding [***] in the aggregate) existing on the date hereof and listed on
Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by this Agreement, but not including Liens on any Collateral;

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      (e) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if (i) adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, and (ii) in the case of a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Taxes;

      (f) carriers', warehousemen's, mechanics', material supplier's, repairer's or other like Liens arising in the ordinary course of business for services or supplies, the payment for which is not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, (i) if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, and
(ii) in the case of a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Taxes;

      (g) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (h) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, payment bonds, standby letters of credit, Swap Contracts and other obligations of a like nature, in each case, incurred in the ordinary course of business, but not including Liens on any Collateral;

      (i) newly created easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, or now existing easements, rights-of-way, restrictions or other encumbrances;

      (j) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments, but not including Liens on any Collateral; and

      (k) Liens, other than Liens permitted under clauses (a)-(j) of this
Section 7.01, so long as the aggregate amount of all Funded Debt or other obligations or liabilities secured by such Liens does not exceed [***] times the total of (A) [***] times Consolidated Tangible Net Worth less (B) Consolidated Funded Debt and Leases.

      7.02 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

      (a) any Subsidiary may merge with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

      (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be Borrower or a wholly-owned Subsidiary.

      7.03 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete, no longer useful or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

      (b) Dispositions of inventory in the ordinary course of business;

      (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

      (d) Disposition of equipment (other than Collateral) in an arms' length transaction for fair market value provided that: (i) such equipment is no longer necessary for the successful operation of Borrower's business or the generation of revenue sufficient to service Borrower's Obligations, and (ii) the aggregate amount of Dispositions under this clause (d) from the date of this Agreement through the Maturity Date does not exceed ten percent (10%) of the book value net of depreciation of all Borrower's equipment (other than Collateral) on the date of this Agreement;

      (e) Dispositions of property by any Subsidiary to Borrower or to a wholly-owned Subsidiary; and

      (f) Non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

      (g) Dispositions permitted by Section 7.02;

      (h) Dispositions of Collateral expressly permitted under the Security Agreement;

      (i) Dispositions of aircraft and aircraft equipment that is not Collateral if such Dispositions are of a type expressly permitted under the Security Agreement with respect to Aircraft Collateral; and

      (j) Dispositions of aircraft or aircraft equipment that is not Collateral in sale-and-lease-back transactions under which Borrower remains in possession and control of such aircraft or aircraft equipment as the lessee thereof, but only if such transaction is effected within six months after Borrower first acquires such aircraft or aircraft equipment.

provided, however, that any Disposition pursuant to clauses (a) through (e) and clauses (h) through (j) shall be for fair market value.

      7.04 RESTRICTED EXPENDITURES. From and after any date when Consolidated Net Liquidity is less than or equal to $300,000,000 (the "Liquidity Event Date"), permit the aggregate Restricted Expenditures by Borrower and its Subsidiaries to exceed $200,000,000 in any year, which year shall be measured from the Liquidity Event Date and each anniversary thereof.

      7.05 DIVIDENDS(a) . In the case of Borrower, declare and make dividend payments or other distributions payable in the assets of Borrower or in the common stock or other common Equity Interests of Borrower.

      7.06 ERISA. At any time (a) engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA and would have a Material Adverse Effect,
(b) permit any Pension Plan to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; or (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect; (c) permit an ERISA Event to occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of [***]; (d) permit the aggregate amount of Unfunded Pension Liability for any Pension Plan at any time to exceed [***] of such Pension Plan's benefit liabilities under Section 4001(a)(16); or (e) fails to pay, or permit any ERISA Affiliate to fail to pay, when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000.

      7.07 AIR CARRIER. Cease to be a U.S. Air Carrier or receive notice that it will lose or have revoked any license, certificate, qualification or other requirement to be a U.S. Air Carrier.

      7.08 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from, and not in support of, those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

      7.09 TRANSACTIONS WITH AFFILIATES. Enter into transactions of any kind with Affiliates of Borrower unless such transactions, taken as a whole, are substantially as favorable to Borrower and its Subsidiaries as would be obtainable by Borrower or its Subsidiaries in a comparable arm's length transaction with a Person other than an Affiliate.

      7.10 BURDENSOME AGREEMENTS. Enter into any material Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to Borrower or to otherwise transfer property to Borrower, (ii) of any Subsidiary to Guarantee any of Borrower's obligations under any of the Loan Documents or (iii) of Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under this

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

      7.11 LOANS. In the case of Borrower, make any loans to its Subsidiaries or Affiliates in an aggregate amount exceeding [***] or incur any obligations to Parent for borrowed money that are not Subordinated Liabilities, and in the case of Borrower's Subsidiaries or Affiliates, make any loans to Borrower that are not Subordinated Liabilities.

      7.12 USE OF PROCEEDS. Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

      8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

      (a) Non-Payment. Borrower fails to pay (i) [***] any amount of principal of any Loan, or (ii) within [***] after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within [***] after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. Borrower fails to perform or observe any term, covenant or agreement contained in this Agreement (other than those covered by Section 8.01(a)) and such failure continues for fifteen (15) Business Days after the occurrence of the applicable event; or

      (c) Other Defaults. Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days or any default or Event of Default occurs under any other Loan Document; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made and, in the case of a misrepresentation that is capable of being cured, such misrepresentation shall not have been cured within 30 days after Borrower either has knowledge thereof or has received written notice thereof from the Administrative Agent; or

      (e) Cross-Default. (i) Borrower or any Subsidiary: (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

combined or syndicated credit arrangement) of more than the Threshold Amount for any such individual agreement or [***] for any combination of such agreements, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount for any such individual agreement or [***] for any combination of such agreements; or

      (f) Insolvency Proceedings, Etc. Borrower, any Subsidiary or Parent institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) Borrower, any Subsidiary or Parent becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property having a value, in the aggregate, in excess of [***] of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

      (h) Judgments. There is entered against Borrower or any Subsidiary: (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; and, in either case, such ERISA Event or failure to pay would reasonably be expected to have a Material Adverse Effect.

      (j) Material Failure of Security. A Material Failure of Security occurs and is not cured within five (5) Business Days after its occurrence. Without limiting other possible cure methods, Borrower may cure a Material Failure of Security by pledging Cash Collateral so long as such cash collateral qualifies in all respects to be included in the Borrowing Base and results in the Borrowing Base being returned to the amount thereof immediately prior to the occurrence of such Material Failure of Security.

      8.02 REMEDIES UPON EVENT OF DEFAULT, CHANGE OF CONTROL, INVALIDITY EVENT OR MATERIAL FAILURE OF SECURITY. If any Event of Default, a Change of Control or an Invalidity Event occurs and is continuing, Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

      (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

      (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Agent or any Lender.

      8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02, any amounts received on account of the Obligations shall be applied by Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Agent and amounts payable under Article III) payable to Agent in its capacity as such;

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

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

      9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and the Lenders, and Borrower shall not have rights as a third party beneficiary of any of such provisions.

      9.02 RIGHTS AS A LENDER. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to Lenders.

      9.03 EXCULPATORY PROVISIONS. Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent:

      (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

      (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the

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

Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Law; and

      (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

      (d) Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections
8.02 and 10.01 or (ii) in the absence of its own gross negligence or willful misconduct. Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to Agent by Borrower or a Lender. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Notwithstanding the foregoing, in making appropriate distributions of all funds that it receives and is required to distribute hereunder, Agent's standard of care shall be ordinary negligence.

      9.04 RELIANCE BY ADMINISTRATIVE AGENT. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05 DELEGATION OF DUTIES. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Agent. Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties

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

of Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

      9.06 RESIGNATION OF AGENT. Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      9.07 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, no Lender holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent or a Lender hereunder.

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

      9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel and all other amounts due Lenders and Agent under Sections 2.03(i) and 2.07 and 10.04 allowed in such judicial proceeding; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.07 and 10.04. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.10 COLLATERAL MATTERS.

      (a) Each Lender hereby irrevocably authorizes and directs Agent to enter into the Collateral Documents for the benefit of such Lender. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.01, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. Agent is hereby authorized (but not obligated) on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

      (b) Each Lender hereby irrevocably authorize Agent, at its option and in its discretion,

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

            (i) to release any Lien on any property granted to or held by Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

            (ii) to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.10.

      (c) Subject to (b) above, Agent shall (and is hereby irrevocably authorized by each Lender, to execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Agent for the benefit of Agent and Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower in respect of) all interests retained by Borrower, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

      (d) Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or that the Liens granted to Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section
9.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of the Lenders and that Agent shall have no duty or liability whatsoever to Lenders.

      (e) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

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

      9.11 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender; provided, however, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters or items specified in Section 4.01(a)(iii) or (iv) with respect to which Borrower has given assurances satisfactory to Agent that such items shall be delivered promptly following the Closing Date;

      (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

      (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

      (e) change Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

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      (f) change any provision of this Section or the definition of "Required
Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

      (g) release or subordinate the Agent's security interest in all or substantially all of the Collateral, without the written consent of each Lender; or

      (h) reduce the frequency with which Borrower must provide Qualified Appraisals, without the written consent of each Lender; or

      (i) change to definition of "Borrowing Base" or of the components thereof, without the written consent of each Lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document; and (ii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS.

      (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to Borrower or Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on
      Schedule 10.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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      (b) Electronic Communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

      (d) Change of Address, Etc. Each of the Borrower and Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower and Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name,

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telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

      (e) Reliance by Agent and Lenders. Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

      10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in any Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

      (a) Costs and Expenses. Borrower shall pay (i) all reasonable out of pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out of pocket expenses incurred by Agent or any Lender (including the fees, charges and disbursements of any counsel for Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

      (b) Indemnification by the Borrower. Borrower shall indemnify Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent

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

thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative or contributory (but not sole) negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from Agent's negligence in making appropriate distributions of funds that Agent receives and is required to distribute hereunder.

      (c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (e) Payments. All amounts due under this Section shall be payable not later than 30 Business Days after demand therefor, provided that such demand is supported by a statement showing. in reasonable detail, the basis for the amount demanded including the method of calculating such amount, if applicable.

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      (f) Survival. The agreements in this Section shall survive the resignation of Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of Borrower is made to Agent or any Lender, or Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      10.06 SUCCESSORS AND ASSIGNS.

      (a) Successors and Assigns Generally. The provisions of this Agreement and each other Loan Document shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection
(f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void); or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and

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Assumption with respect to such assignment is delivered to Agent or, if "Trade
Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06, payable by the assigning Lender and the Eligible Assignee, if it shall not be a Lender, shall deliver to Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Agent a copy of the Register.

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

      (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

      (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

      (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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      (h) Deemed Consent of Borrower. If the consent of Borrower to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.06(b)), Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered to Borrower by the assigning Lender (through Agent) unless such consent is expressly refused by Borrower prior to such tenth Business Day.

      (i) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and
(ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

      10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent

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required by applicable laws or regulations or by any subpoena or similar legal process (but in the case of a subpoena or similar legal process, only to the extent responsive thereto), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, "Information" means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or any such Affiliate, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower and Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

      10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

      (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

      (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

      (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

      (d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      10.14 GOVERNING LAW; JURISDICTION; ETC.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.

      (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

      (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      10.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Act.

      10.17 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

      10.18 ORAL AGREEMENTS NOT ENFORCEABLE. ORAL AGREEMENTS AND ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM COLLECTION OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               ALASKA AIRLINES, INC.

                               By: _____________________________________________
                               Name: Glenn Johnson
                               Title: Vice President - Finance

                               BANK OF AMERICA, N.A., as
                               Administrative Agent

                               By: _____________________________________________
                               Name: Dora A. Brown
                               Title: Vice President

                               BANK OF AMERICA, N.A., as a Lender

                               By: _____________________________________________
                               Name: Mark N. Crawford
                               Title: Senior Vice President

                               CITICORP USA, INC., as a Lender

                               By: _____________________________________________
                               Name: _________________
                               Title: ________________

                               U.S. BANK NATIONAL ASSOCIATION, as a Lender

                               By: _____________________________________________
                               Name: _________________
                               Title: ________________

                               HSH NORDBANK AG, NEW YORK BRANCH, as a Lender

                               By: _____________________________________________
                               Name: _________________
                               Title: ________________

                               By: _____________________________________________
                               Name: _________________
                               Title: ________________

                               MERRILL LYNCH CAPITAL CORPORATION, as a Lender

                               By: _____________________________________________
                               Name: _________________
                               Title: ________________

                               WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

                               By: _____________________________________________
                               Name: _________________
                               Title: ________________

                               RZB FINANCE LLC, as a Lender

                               By: _____________________________________________
                               Name: _________________
                               Title: ________________

                               JPMORGAN CHASE BANK, as a Lender

                               By: _____________________________________________
                               Name: _________________
                               Title: ________________

                                                                   SCHEDULE 1.01

                               APPROVED APPRAISERS

[***]

[***]

[***]

[***]

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                   SCHEDULE 2.01

                                   COMMITMENTS

                           AND APPLICABLE PERCENTAGES

           LENDER                                                 COMMITMENT          APPLICABLE PERCENTAGE
Bank of America, N.A.                                               [***]                      [***]
Citicorp USA, Inc.                                                  [***]                      [***]
U.S. Bank National Association                                      [***]                      [***]
HSH Nordbank AG, New York Branch                                    [***]                      [***]
Merrill Lynch Capital Corporation                                   [***]                      [***]
Wachovia Bank, National Association                                 [***]                      [***]
RZB Finance LLC                                                     [***]                      [***]
JPMorgan Chase Bank                                                 [***]                      [***]
Total                                                          $160,000,000.00            100.000000000%

                                 Schedule 2.01-1

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                   SCHEDULE 5.09

                              ENVIRONMENTAL MATTERS

1.    None

                                Schedule 7.01 - 1

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS

[***]

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,
                          CERTAIN ADDRESSES FOR NOTICES

ALASKA AIRLINES, INC.

19300 Pacific Highway South
Seattle, WA 98188
Attention: Treasurer
Telephone: [***]
Telecopier: [***]
Electronic Mail: [***]
Website Address: www.alaskaair.com

ADMINISTRATIVE AGENT:
(for payments and Requests for Borrowings):

Bank of America, N.A.
Mail Code: CA4-702-02-25
2001 Clayton Road, Floor 2
Concord CA  94520
Attention:  [***]
Telephone:[***]
Telecopier: [***]
Electronic Mail: [***]

Account No.: [***]
Account Name: [***]
Ref: Alaska Airlines, Inc.
ABA# [***]

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
Mail Code: WA1-501-37-20
800 Fifth Avenue, Floor 37
Seattle WA  98104
Attention:  [***]
            Vice President
Telephone: [***]
Telecopier: [***]
Electronic Mail: [***]

                               Schedule 10.02 - 1

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                  SCHEDULE 10.06

                                        S

                         PROCESSING AND RECORDATION FEES

The Administrative Agent will charge a processing and recordation fee (an "Assignment Fee") in the amount of [***] for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be [***] plus the amount set forth below:

                           TRANSACTION                                                          ASSIGNMENT FEE
First four concurrent assignments or suballocations to members of an                                 [***]
Assignee Group (or from members of an Assignee Group, as applicable)

Each additional concurrent assignment or suballocation to a member of such                           [***]
Assignee Group (or from a member of such Assignee Group, as applicable)

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       EXHIBIT A

                               FORM OF LOAN NOTICE

                                                        Date: ___________, _____

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of [___________, _____] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among [____________________________, A
__________________] (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

- A Borrowing Loans                - A conversion or continuation of Loans

1.    On ___________________(a Business Day).

2.    In the amount of $_______________________________________________________.

3.    Comprised of_____________________________________________________________.
                        [Type of Loan requested]

4.    For Eurodollar Rate Loans: with an Interest Period of months.

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

                                               ALASKA AIRLINES, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                  EXHIBIT A - 1

                                                                       EXHIBIT B

                                  FORM OF NOTE

$____________________________________

      FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to _____________________ or registered assigns ("Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to Borrower under that certain Credit Agreement, dated as of [_________, _____] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

      Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

      Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

                                  EXHIBIT B-1

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                               ALASKA AIRLINES, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                  EXHIBIT B-2

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                               AMOUNT OF
                                                               PRINCIPAL        OUTSTANDING
                       TYPE OF       AMOUNT OF  END OF         OR INTEREST      PRINCIPAL
                       LOAN          LOAN       INTEREST       PAID THIS        BALANCE                NOTATION
 DATE                  MADE          MADE       PERIOD         DATE             THIS DATE              MADE BY
-----                  -------       ---------  --------       -----------      -----------            --------
-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

-----                  -------       ---------  --------       -----------      -----------            --------

                                  EXHIBIT B-3

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE
                   FOR THE PERIOD ENDING _____________, 200__

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement dated as of March 25, 2005 between Alaska Airlines, Inc., an Alaska corporation ("Borrower"), Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

      The undersigned Responsible Officer hereby certifies as of the date hereof that he is the________________________________ of Borrower, and that, as such, he is authorized to execute and deliver this Compliance Certificate to Administrative Agent on the behalf of Borrower, and that:

      (A) The attached (unaudited) financial statements of Alaska Airlines, Inc. ("Borrower") are complete and correct, and fairly present the financial condition of Borrower as of_____________ , 200____, and the results of the operations of Borrower for the period ended _____________, 200__, all in accordance with generally accepted accounting principles applied on a consistent basis; and

      (B) That no event has occurred which constitutes an Event of Default as defined in the Agreement or which, with giving of notice or lapse of time, or both, would constitute an Event of Default.

      IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of__________________ , ________________.

                                               ALASKA AIRLINES, INC.

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                  EXHIBIT E-1
                       Form of Assignment and Assumption

                              ALASKA AIRLINES, INC.
                        OFFICER'S CERTIFICATE ATTACHMENT
                     $160 MILLION CREDIT FACILITY AGREEMENT
                           DATED AS OF MARCH 25, 2005

                                                                                                 PERIOD ENDING
                                                                                                   __/__/20__
(i)        Consolidated Tangible Net Worth - 6.12(a)

a)         Shareholders' Equity                                                                      ______
b)         Intangible Assets (acquired/incurred after 03/__/05)                                      ______
c)         Excluding: Permitted Asset Adjustments                                                    ______
d)         Excluding: 737-200 Impairment Charges (incurred prior to 12/31/04)                        ______
e)         Excluding: Unsettled Swap Contracts - Termination Values                                  ______
f)         Excluding: Unusual, Non-Cash Special Charges & Credits                                    ______
g)         Consolidated Tangible Net Worth Sum (a - f)                                               ______

h)         Minimum Consolidated Tangible Net Worth                                                   ______
i)         [***] Positive net Income after taxes between 04/01/05 and 06/30/05                       ______
j)         [***] Positive net Income after taxes on and after 12/31/05                               ______
k)         Excluding: Permitted Asset Adjustments                                                    ______
l)         Excluding: Unusual, non-cash special charges & credits                                    ______
m)         Excluding: Unsettled Swap Contracts - Termination Value                                   ______
n)         Minimum Required Adjusted Consolidated Tangible Net Worth: sum (h -m)                     ______

(ii)       Leverage Ratio - 6.12(b)

a)         Current Portion of Long Term Debt & Capital Leases                                        ______
b)         Short Term Borrowings                                                                     ______
c)         Long Term Debt and Capital Leases                                                         ______
d)         Consolidated Lease Expense at Seven-Times annual expense                                  ______
e)         Consolidated Funded Debt and Capital Leases (a + b + c + d)                               ______

f)         Consolidated Tangible Net Worth (from (i)(g))                                             ______

g)         Actual Ratio (e / f)                                                                      ______
h)         Maximum Ratio Permitted                                                                   ______

(iii)      Fixed Charge Coverage Ratio - 6.12(c)

a)         Earnings before Interest Expense (net of capitalized interest) & Taxes                    ______
b)         Depreciation and Amortization                                                             ______
c)         Consolidated Lease Expense                                                                ______
d)         Permitted Asset Adjustments                                                               ______
e)         737-200 Impairment Charges (incurred prior to 12/31/04)                                   ______
f)         Applicable percentage of Government Compensation                                          ______

                                   EXHIBIT D-2
                        Form of Assignment and Assumption

* Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

g)         Excluding: Unusual, non-cash special charges & credits                                    ______
h)         Excluding: Unsettled Swap Contracts - Termination Value                                   ______
i)         Numerator: Sum (a - h)                                                                    ______
j)         Interest Expense (net of capitalized interest)                                            ______
k)         Current Portion of Long Term Debt                                                         ______
l)         Denominator (c + j + k)                                                                   ______

m)         Coverage Ratio (i / l)                                                                    ______
n)         Coverage Ratio Required                                                                   ______

(iv)       Consolidated Net Liquidity - 7.04                                                         ______

                                   EXHIBIT D-3
                        Form of Assignment and Assumption

                                                                       EXHIBIT D

                        FORM OF ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "Assignor") and [INSERT NAME OF ASSIGNEE] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor: ______________________________

2.    Assignee: ______________________________ [AND IS AN AFFILIATE OF [IDENTIFY
LENDER]]

3.    Borrower(s): ______________________________

4. Administrative Agent: Bank of America, N. A., as the administrative agent under the Credit Agreement

                                   EXHIBIT D-4
                        Form of Assignment and Assumption

5. Credit Agreement: Credit Agreement, dated as of ______, 2004, among Alaska Airlines, Inc., the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent]

6. Assigned Interest:

                       Aggregate Amount of        Amount of   Percentage Assigned
                    Commitment/Loans for all    Commitment/    of Commitment/
Facility Assigned          Lenders            Loans Assigned       Loans           CUSIP No.
-----------------   ------------------------  --------------  -------------------  ---------
_________________       $_________________     $___________   ___________________  _________

_________________       $_________________     $___________   ___________________  _________

_________________       $_________________     $___________   ___________________  _________

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

      The terms set forth in this Assignment and Assumption are hereby agreed to:

                                       ASSIGNOR

                                       [NAME OF ASSIGNOR]

                                       By: _____________________________
                                             Title :

                                       ASSIGNEE

                                       [NAME OF ASSIGNEE]

                                       By: _____________________________
                                             Title :
[CONSENTED TO AND] Accepted:

Bank of America, N. A., as
  Administrative Agent

By: _________________________________
      Title :

[CONSENTED TO:]

By: _________________________________
      Title :

                                  EXHIBIT D-5
                        Form of Assignment and Assumption

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

      1. Representations and Warranties.

            1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section [__] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this

                                  EXHIBIT E-6
                        Form of Assignment and Assumption

Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Washington.

                                  EXHIBIT E-7
                        Form of Assignment and Assumption

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                                                                     EXHIBIT E-1

                   FORM OF LEGAL OPINION OF BORROWER'S COUNSEL

                                    Exhibit F
                 Form of Amended and Restated Security Agreement

                                                                     EXHIBIT E-2

                      FORM OF LEGAL OPINION OF FAA COUNSEL

                                    EXHIBIT G
                          Form of Cash Pledge Agreement

                                                                       EXHIBIT F

                 FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

                                    EXHIBIT G
                          Form of Cash Pledge Agreement

               AMENDED AND RESTATED AIRCRAFT CHATTEL MORTGAGE AND
                               SECURITY AGREEMENT

                           Dated as of March 25, 2005

                                     Between

                              ALASKA AIRLINES, INC.
                                    Mortgagor

                                       And

                 BANK OF AMERICA, N.A., as Administrative Agent
                                    Mortgagee

                                   Concerning

                     Certain B737 and MD-80 series aircraft

                      AMENDED AND RESTATED AIRCRAFT CHATTEL
                         MORTGAGE AND SECURITY AGREEMENT

      This AMENDED AND RESTATED AIRCRAFT CHATTEL MORTGAGE AND SECURITY AGREEMENT is entered into on March 25, 2005 (this "Security Agreement"), between, ALASKA AIRLINES, INC., a corporation organized and existing under the laws of the state of Alaska, having the address 19300 International Blvd., Seattle, WA 98188 (the "Mortgagor"), and BANK OF AMERICA, N.A, a national banking association with an office in the state of Washington, having the address of Agency Management, WA1-501-37-20, 800 Fifth Avenue, Floor 37, Seattle, WA 98104-3185, as
Administrative Agent (the "Mortgagee"). Capitalized terms used herein and not otherwise defined shall have the meaning given in the Credit Agreement and shall be construed in accordance with the rules of construction set forth therein.

                                    RECITALS

      (1) Mortgagor, certain financial institutions (collectively, the "Prior Existing Lenders"), and Mortgagee, as administrative agent, are parties to that certain Credit Agreement dated as of December 23, 1999 (as amended, the "Existing Credit Agreement") providing for the Existing Lenders to make revolving loans to Borrower.

      (2) In connection with the Existing Credit Agreement, Mortgagor and Mortgagee entered into that certain Aircraft Chattel Mortgage Security Agreement dated as of March 4, 2003 and effective as of December 31, 2002 (the "Original Security Agreement") securing all of Mortgagor's obligations under the Existing Credit Agreement.

      (3) The Original Security Agreement covered the flight equipment identified in Schedule I-Supplemental Chattel Mortgage dated March 4, 2001. The Original Security Agreement, with Schedule I attached, was recorded by the FAA on April 18, 2003 and assigned Conveyance Number C002518.

      (4) The Original Security Agreement was supplemented and amended by: (i) Supplemental Chattel Mortgage dated August 19, 2003, recorded by the FAA on October 23, 2003 and assigned Conveyance Number W003588; (ii) Supplemental Chattel Mortgage No. 2 dated January 15, 2004, recorded by the FAA on March 11, 2004 and assigned Conveyance Number R064278, and (iii) Supplemental Chattel Mortgage No. 3, dated July 30, 2004, recorded by the FAA on February 15, 2005 and assigned Conveyance Number J008859. The Original Security Agreement, as so supplemented and amended, is referred to herein as the "Existing Security Agreement."

      (5) Concurrently with this Security Agreement, Mortgagor, certain financial institutions (collectively, the "Lenders"), and Mortgagee, as Administrative Agent, are entering into that certain Credit Agreement of even date herewith (as amended, the "Credit Agreement") providing for the Lenders to make revolving extensions of credit to Borrower. The Credit Agreement replaces the Existing Credit Agreement, and this Security Agreement amends and restates the Existing Security Agreement to secure amounts owing under the Credit Agreement.

      (4) The Lien of this Security Agreement shall continue to attach to the Mortgage Property without release or interruption notwithstanding the replacement of the Existing Credit Agreement with the Credit Agreement or the modification of the Obligations secured by this Security Agreement. The parties intend that the priority of the Lien of this Security Agreement be based on the filing and recordation dates of the Original Security Agreement.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound and to secure the performance of the Obligations and the performance of the covenants contained in this Security Agreement, the Mortgagor does hereby grant, convey and mortgage unto the Mortgagee, its successors and assigns, and gives to the Mortgagee a first priority security interest in the Flight Equipment and in all of the other following described property (collectively, the "Mortgaged Property").

                                GRANTING CLAUSE I

      Each Aircraft, consisting of an airframe listed by type, U.S. Registration Mark and serial number (each, an "Airframe"), and two engines listed by type and manufacturer's serial number (each, an "Engine"), together with all Parts thereto installed in or attached to such airframe or engine, listed in Schedule I hereto (the "Flight Equipment"), as such Schedule I may be changed from time to time by the addition of further Schedules in the form of Schedule II hereto.

                               GRANTING CLAUSE II

      All property which shall from time to time be subjected to the Lien of this Security Agreement by a Security Agreement Supplement or by delivery or by a writing of any kind.

                               GRANTING CLAUSE III

      All right, title and interest of the Mortgagor in, to and under all warranties, service contracts and product agreements, if any, of any manufacturer of the light Equipment, all maintenance and overhaul agency agreements relating to the Flight Equipment, and all agreements of any subcontractor, supplier or vendor of any part of the Flight Equipment, to the extent assignable or enforceable, and any and all other warranties, service contracts and product agreements in respect of any of the Flight Equipment, whether now existing or hereafter acquired.

                               GRANTING CLAUSE IV

      All substitutions, replacements and renewals of all property subjected or required to be subjected to the Lien of this Security Agreement and all property that hereafter becomes physically attached to or incorporated in all property subjected or required to be subjected to the Lien of this Security Agreement, in each case to the extent the same is now owned by the Mortgagor or shall hereafter be owned by it.

                                GRANTING CLAUSE V

      All monies deposited from time to time with the Mortgagee pursuant to
Section 2.1 until released from the Lien of this Security Agreement.

                               GRANTING CLAUSE VI

      All certificates, registrations, records, manuals, books, logs and technical information relating to the Flight Equipment now or hereafter in the control or possession of the Mortgagor (the "Aircraft Documentation").

                               GRANTING CLAUSE VII

      All Proceeds.

                              GRANTING CLAUSE VIII

      All right, title and interest of the Mortgagor in, to and under any lease or arrangement for the operation of all or any part of the Flight Equipment, and the chattel paper of the lease or other arrangement, including the Mortgagor's right, title and interest in and to all monies due and to become due to Mortgagor under any lease or other arrangement, the Mortgagor's right to compel performance of all of the lessee's obligations under any lease and all of the Mortgagor's rights as lessor but excluding all of Mortgagor's obligations under any lease or other arrangement, and together with all general intangibles and contract right, (including all rents, issues, insurance proceeds, other proceeds, awards, revenues and other income) of the Flight Equipment and all the estate, right, title and interest of every nature whatsoever of the Mortgagor, at law or in equity, in and to such Flight Equipment and every part and parcel thereof.

      All property mortgaged or intended to be mortgaged by these granting clauses and which is hereafter acquired by the Mortgagor or to which it may at any time hereafter be, in any manner, entitled, at law or in equity, and required to be subjected hereto or intended so to be, shall vest in the Mortgagee, under the terms and conditions of this Security Agreement, forthwith upon acquisition thereof by the Mortgagor, and such property shall be as fully embraced within the provisions of this Security Agreement and subject to the Lien of this Security Agreement as if such property were now owned by the Mortgagor and were specifically described in and mortgaged by this Security Agreement.

      TO HAVE AND TO HOLD, all and singular said property unto the Mortgagee, its successors and assigns, as security as aforesaid.

      All of the Mortgaged Property shall secure all of the Obligations.

      Notwithstanding anything to the contrary in the Granting Clauses or the other preceding paragraphs, the Mortgagee hereby acknowledges and confirms that unless an Event of Default shall have occurred and then be continuing, the Mortgagor shall be entitled to use and enjoy the Mortgaged Property, subject to the provisions of this Security Agreement and the other Loan Documents.

      IT IS HEREBY COVENANTED AND DECLARED by and between the parties to this Security Agreement and their respective successors and assigns that the terms upon which the Mortgaged Property shall be held, used and operated are as follows:

SECTION 1. DEFINITIONS; INTERPRETATION

      1.1 Definitions. The following words and expressions shall have the following meanings:

      "Aircraft" means the Airframe and Engines.

      "Aircraft Documentation" means all certificates, registrations, records, manuals, books, logs and technical information relating to the Flight Equipment now or hereafter in the control or possession of the Mortgagor.

      "Airframe" means each Boeing 737 series or MD-82 series airframe bearing the manufacturer's serial number and United States registration mark specified in a Schedule hereto.

      "Authorized Maintenance Performer" means Mortgagor or any authorized mechanic or any authorized repair station having the authority pursuant to the Maintenance Program to perform maintenance and repairs to aircraft of the same type as the Aircraft or engines of the same type as the Engines that are authorized under the Maintenance Program.

      "CRAF" or "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program administered by the United States Government or any substantially similar program.

      "Engine" means each of the Pratt and Whitney JT8D or CFM International, Inc. CFM56 engines, bearing the manufacturer's serial numbers specified in a Schedule hereto, whether or not installed upon the applicable Airframe and any substitutions or replacements for each such Engine in accordance with this Security Agreement.

      "Event of Default" means any event listed as an "Event of Default" as provided in Section 4.1 of this Security Agreement.

      "Event of Loss" with respect to an Airframe or any Engine shall mean any of the following events (a) loss of the Airframe or Engine or loss of the use thereof due to destruction or damage beyond repair or the rendering of the Airframe or Engine permanently unfit for use in the normal course of the Mortgagor's business for any reason whatsoever; (b) any damage to the Airframe or Engine which results in an insurance settlement with respect to the Airframe or Engine on the basis of an actual, constructive or compromised total loss; (c) the theft or disappearance of the Airframe or Engine for a period in excess of one hundred twenty (120) consecutive days; (d) any taking, seizure, confiscation or requisition of the title to such property by condemnation or otherwise that continues unstayed, undismissed or unvacated for a period of 30 consecutive days or more (or such shorter period provided for in any insurance insuring such risks and, in this regard, Mortgagor shall use its reasonable efforts to have insurance proceeds payable in such event in less than 30 days); (e) any taking, seizure, confiscation or requisition of the use of such property, by condemnation or otherwise, by any governmental body (other than a requisition of use by the government of the United States of America or any agency or instrumentality thereof which bears the full faith and credit of the government of the United States of America) for a period stated to be or in fact continuing for a period of one hundred eighty (180) consecutive days (or such shorter period provided for in any insurance insuring such risks and, in this regard, Mortgagor shall use its reasonable efforts to have insurance proceeds payable in such event in less than one hundred eighty (180) days); or (f) as a result of any rule, regulation, order or other action by any governmental body having jurisdiction or any court of competent jurisdiction, the prohibition of the use of such property in the normal course of air transportation of individuals for a period stated to be or in fact continuing for a period of twelve months, unless Mortgagor, prior to the expiration of such twelve month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary and desireable to permit the normal use of such property by Mortgagor, but in any event if such use shall have been prohibited for a period of eighteen months. An Event of Loss with respect to an Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft of which the Airframe was a part.

      "FAA" shall mean the Federal Aviation Administration provided for in the Department of Transportation Act of 1966 or any successor or substituted governmental authority that at the time has jurisdiction over the Mortgaged Property.

      "Federal Aviation Act" shall mean Subtitle VII of Title 49 of the United States Code and the rules and regulations promulgated thereunder.

      "Flight Equipment" means the Airframes and Engines as covered by Granting Clause I and any replacement airframes and engines subjected to the lien of this Security Agreement by a Security Agreement Supplement as provided in Granting Clause II.

      "Lease" shall mean any lease permitted by the terms of Section 3.10 of this Security Agreement.

      "Lessee" shall mean the lessee under a Lease. "Credit Agreement" has the meaning described in the Recitals.

      "Maintenance Program" means the FAA approved maintenance program of Mortgagor for each type of Aircraft.

      "Manufacturer" means either The Boeing Company, or McDonnell Douglas Corporation, a wholly owned subsidiary of The Boeing Company, in its capacity as manufacturer of the applicable Airframe, and its successors and assigns.

      "Mortgagor Order" and "Mortgagor Request" mean, respectively, a written order or request signed in the name of the Mortgagor and delivered to the Mortgagee in accordance with the terms of this Security Agreement.

      "Mortgagor's Certificate" means a certificate signed by the Mortgagor and delivered to the Mortgagee.

      "Parts" means all appliances, parts, instruments, avionics, appurtenances, accessories, furnishings and other equipment or components, of whatever nature (excluding Engines or engines installed on an Airframe or any replacement engines substituted therefore), which are, from time to time, incorporated in the Airframe or any Engine.

      "Permitted Liens" means:

            (i) the Lien of this Security Agreement; and

            (ii) any other lien which is a "Permitted Lien" as defined in the Credit Agreement.

      "Person" shall mean and include any individual, corporation, partnership, firm, joint venture, trust, unincorporated organization, association, or any organization or association of which any of the foregoing is a member or participant.

      "Proceeds" shall mean whatever is receivable or received when the Airframe or any Engine is sold, exchanged, collected, leased (except pursuant to a Lease prior to an Event of Default) or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss or damage to the Airframe or Engine.

      "Security Agreement Supplement" means a supplemental first priority security agreement in substantially the form attached as Schedule II or such other form as is reasonably acceptable to Mortgagee.

      "UCC" means the Uniform Commercial Code as adopted and in effect in the State of Washington and codified in the Revised Code of Washington as Title RCW 62A. Article 9 of the UCC accordingly means Article 9 of the UCC as adopted and in effect in the State of Washington and codified in the Revised Code of Washington as Chapter RCW 62A.9A.

      1.2 Interpretation.

            (a) All terms used in Article 9 of the UCC and not specifically defined in this Security Agreement are used in this Security Agreement as defined in Article 9 of the UCC.

            (b) Unless otherwise indicated, any law, statute, treaty or ordinance defined or referred to in this Security Agreement is intended to mean or refer to such law, statute, treaty or ordinance as amended from time to time, any successor or replacement law, statute, treaty or ordinance as amended from time to time, and the rules and regulations promulgated from time to time under such law, statute, treaty or ordinance.

            (c) Unless otherwise indicated, any agreement defined or referred to in this Security Agreement means or refers to such agreement as amended or supplemented from time to time or as the terms of such agreement are waived or modified, in each case in accordance with its terms.

            (d) Terms defined in this Security Agreement in the singular include the plural of such terms, and terms defined in this Security Agreement in the plural include the singular of such terms.

            (e) The term "including", when used in this Security Agreement, means "including without limitation" and "including but not limited to".

            (f) Unless otherwise indicated, any reference to a specified "article," "section" "subsection," "clause," "granting clause", "exhibit" or "schedule" shall refer to such article, section, subsection, clause, exhibit or schedule of this Security Agreement.

SECTION 2. CASH COLLATERAL

      2.1 Cash Collateral. All monies received by the Mortgagee as proceeds of insurance upon any part of the Mortgaged Property and all monies elsewhere herein provided to be held and applied under this Section 2, so long as no Event of Default shall have occurred and is continuing, and all monies, if any, required to be paid to the Mortgagor hereunder, whose disposition is not elsewhere herein otherwise specifically provided for (all such monies being hereinafter called the "Cash Collateral"), shall be held by the Mortgagee and applied by the Mortgagee from time to time as provided in Section 4.2.6 hereof; provided, however, that any proceeds of insurance on the Mortgaged Property not constituting an Event of Loss of the Aircraft shall be applied as provided in
Section 2.2. All such sums shall be invested for the benefit of the Mortgagor in investments selected by the Mortgagor.

      2.2 Insurance Proceeds Used for Repair. (a) Provided that an Event of Default shall not have occurred and be continuing, to the extent that any Cash Collateral is the proceeds of insurance upon any part of the Mortgaged Property, the same may be withdrawn by the Mortgagor and shall be paid by the Mortgagee, upon Mortgagor Order, to reimburse the Mortgagor for, and up to an amount not exceeding, expenditures made to repair or restore the property damaged as required hereunder, and with respect to an Event of Loss of any Engine expenditures made to replace such Engine, but only upon receipt by the Mortgagee of (1) a Mortgagor Request for the withdrawal and payment of specified proceeds of insurance then included in the Cash Collateral, and (2) a Mortgagor's Certificate, dated not more than five (5) days prior to the application for such withdrawal, stating that expenditures have been made by the Mortgagor in a specified amount for one or more of the purposes aforesaid, which shall be briefly described, and also stating that no part of such expenditures has been or is then being used in any other previous or then pending application, as the basis for the withdrawal of any Cash Collateral from the Mortgagee hereunder. Each such Mortgagor's Certificate shall have attached thereto photocopies of any work-sheets, invoices, vouchers and/or receipts with respect to the repair, restoration or replacement in question. Notwithstanding the foregoing and provided that an Event of Default shall not have occurred and be continuing, if Mortgagor provides Mortgagee with a written estimate (together with a Mortgagor's Certificate certifying such estimate is genuine and complete) of any repairs or restoration to be made with respect to such property damaged, Mortgagor may direct that the Cash Collateral be withdrawn and paid directly to the entity performing the repairs and be applied towards payment for such repairs or restoration.

            (b) Provided an Event of Default shall not have occurred and be continuing, Mortgagee shall, promptly upon request of the Mortgagor, repay to the Mortgagor any insurance proceeds previously paid to Mortgagee which shall exceed the amount actually spent by the Mortgagor to effect repairs or to replace an Engine as required under Section 2.2(a), or, in the case of an Event of Loss of an Aircraft, such insurance proceeds which shall exceed the Current Market Value of the Aircraft that suffered an Event of Loss, provided that in the case of an Event of Loss with respect to any Engine, Mortgagor shall have performed all obligations required of it under Section 3.4(c) hereof.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS

      The Mortgagor covenants, agrees, represents and warrants in particular as follows:

      3.1 Warranty of Title.

            (a) At the time of the execution and delivery of this Security Agreement, the Mortgagor owns and has the right to possess the Flight Equipment subject to no Lien except Permitted Liens, and has full power and authority to grant, bargain, sell, transfer, convey and mortgage, and give a security interest in, the Flight Equipment in the manner and form as set forth in this Security Agreement.

            (b) The Mortgagor is and shall remain the legal and beneficial owner of the Flight Equipment, free and clear of all Liens except for Permitted Liens.

            (c) The Mortgagor hereby does and will forever warrant and defend the title to and possession of the Mortgaged Property against the claims and demands of all persons whomsoever except claims and demands under the Permitted Liens, and at all times keep the Lien granted herein with respect to the Mortgaged Property, at the Mortgagor's expense, a first priority Lien upon the Flight Equipment and on all of the other Mortgaged Property as constituted from time to time, superior to the rights of all third parties to the extent permitted by applicable law, and shall obtain any authorization, approval, license, or consent of any competent governmental or judicial authority (including registration of the Aircraft with the FAA Registry) which may be or become necessary in order to obtain the full benefits of this Security Agreement and all rights and powers granted or to be granted in this Security Agreement.

      3.2 Recording. The Mortgagor will bear all out-of-pocket expenses of the Mortgagee for, and be responsible for, recording and re-recording, registering and re-registering and filing and re-filing this Security Agreement and each and every Security Agreement Supplement and such other instruments from time to time as may be reasonably requested by the Mortgagee in all such jurisdictions and offices as the Mortgagee shall from time to time reasonably require, in order that (i) the Lien hereof as a first priority Lien on the Flight Equipment and on all of the Mortgaged Property, (ii) the security for all of the Obligations, and
(iii) the rights and remedies of the Mortgagee, may be established, confirmed, maintained and protected. The Mortgagor will furnish to the Mortgagee evidence reasonably satisfactory to the Mortgagee of every such recording, registering and filing which is not recorded, registered and filed by Mortgagee.

      3.3 Maintain Priority of Lien; Pay Taxes. This Security Agreement will be kept always a first priority Lien upon the Flight Equipment and on all the other Mortgaged Property as from time to time constituted and the Mortgagor will obtain and maintain in full force and effect any authorization, approval, license, or consent of any governmental or judicial authority, (including registration of the Aircraft with the FAA Registry) that may be or become necessary in order to obtain the full benefits of this Security Agreement and all rights and remedies granted or to be granted in this Security Agreement and will not create or suffer to exist any Lien upon the Mortgaged Property or any part thereof or upon the income therefrom, other than Permitted Liens. The Mortgagor shall from time to time pay or cause to be paid as they become due and payable, all taxes, assessments and governmental charges lawfully levied or assessed or imposed upon the Lien of the Mortgagee so that the Lien created by this Security Agreement shall at all times be wholly preserved at the cost of the Mortgagor and without expense to the Mortgagee, and the Mortgagor will not suffer any other matter or thing whatsoever whereby the Lien created by this Security Agreement will be impaired.

      3.4 Maintain Flight Equipment.

            (a) The Mortgagor shall, at all such times, maintain, preserve and keep, at its own cost and expense, the Flight Equipment in good order and repair in accordance with the Maintenance Program or cause the Flight Equipment to be so maintained, preserved and kept without cost or expense under this Security Agreement to the Mortgagee, except when (i) the Flight Equipment is being temporarily stored in accordance with the Maintenance Program, (ii) the Flight Equipment is being serviced, repaired, maintained, overhauled, tested or modified as permitted or required by the terms of this Security Agreement or the Credit Agreement, (iii) all similar aircraft of comparable vintage and/or configuration have been grounded by the FAA or under the applicable laws of any other jurisdiction in which an Aircraft is registered, or (iv) laws or regulations affecting airworthiness are being contested in good faith and by appropriate proceedings so long as such proceedings could not adversely affect the Mortgagee or its interest in the affected Aircraft. Subject to the forgoing exceptions, Mortgagor shall:

                  (i) service, repair, maintain, overhaul, test, or cause the same to be done to the Aircraft so as to keep the Aircraft in as good operating condition as when this Security Agreement was executed, ordinary wear and tear excepted, in accordance with the Maintenance Program and as may be necessary to enable the United States airworthiness certification of the Aircraft to be maintained in good standing at all times under FAA regulations and the applicable laws of the United States Government;

                  (ii) perform all routine and non-routine services, checks, inspections, including any structural inspection required by the Maintenance Program or the FAA;

                  (iii) maintain all records, logs, and other materials required by applicable law of any governmental entity to be maintained in respect to the Aircraft, including, but not limited to, serviceable component tags required by the FAA;

                  (iv) upon request, for so long as any part of the Flight Equipment is subject to the Lien of this Security Agreement, provide Mortgagee with such information as it shall reasonably request with respect to the scheduled commencement date of each annual check (or the equivalent) to be performed on the Aircraft and the location where such checks will be performed;

                  (v) incorporate in the Aircraft prior to the terminating or compliance date all applicable airworthiness directives issued by the FAA;

                  (vii) incorporate in the Aircraft corrosion prevention and control and correct any discrepancies in accordance with the Maintenance Program;

                  (vi) properly document all repairs, modifications and alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the FAA and reflect such items in the Aircraft Documentation.

      All maintenance of the Aircraft and Engines shall be performed by an Authorized Maintenance Performer.

            (b) For so long as any part of the Flight Equipment is subject to the Lien of this Security Agreement, the Mortgager shall maintain or cause the Flight Equipment to be maintained in accordance with the Maintenance Program.

            (c) The Mortgagor shall promptly notify the Mortgagee or cause the Mortgagee to be notified of any Engine becoming expropriated, worn out, lost, destroyed or rendered unfit for use or of any other maintenance or repair of the Flight Equipment having a projected replacement or repair cost of more than Five Million Dollars ($5,000,000), and the Mortgagor shall furnish or cause to be furnished to the Mortgagee a report describing in reasonable detail such items and the items replaced by such work. In the case of an Event of Loss to an Engine not involving an Event of Loss to the Aircraft, the Mortgagor shall, within ninety (90) days following the occurrence of the Event of Loss to such Engine, cause the Engine to be replaced and subjected to the Lien of this Security Agreement. Any such replacement Engine shall be owned by the Mortgagor free and clear of any liens and shall be of the same make and model and have the same value and utility as the replaced Engine, assuming that such replaced Engine was maintained in the condition required by this Security Agreement.

            (d) All Parts at any time removed from the Aircraft, Airframe or any Engine shall remain subject to the Lien hereof, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in the Aircraft, Airframe or Engine which are owned by Mortgagor. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens) and shall have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Notwithstanding the foregoing, the Mortgagor or any Lessee may use temporary parts or pooled parts on the Aircraft as temporary replacements for Parts, provided that the Mortgagor or Lessee, at its expense, as promptly thereafter as practicable, either (1) causes such pooled or replacement part to become the property of the Mortgagor free and clear of all Liens other than Permitted Liens, or (2) replaces such replacement part with a further replacement part owned by the Mortgagor or Lessee which meets the requirements of this Section 3.4, free and clear of all Liens other than Permitted Liens. Immediately upon any replacement Part becoming incorporated in the Aircraft, Airframe or such Engine as above provided, without further act, (i) such replacement Part shall become subject to the Lien hereof, and the replaced Part shall no longer be subject to the Lien hereof, and (ii) such replacement Part shall be deemed part of the Aircraft, Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated in such Aircraft, Airframe or Engine. The Mortgagor (or any Lessee), at its own expense, may from time to time make such alterations' and modifications in and additions to the Airframe or any Engine as the Mortgagor (or any Lessee) may deem desirable in the proper conduct of its business, including removal of Parts which the Mortgagor (or any Lessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or Engine (such removed Parts are hereinafter referred to as "Obsolete Parts"); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or Engine, or diminishes the value and utility of the Airframe or Engine below the value or utility thereof immediately prior to such alteration, modification, removal or addition, assuming the Airframe or Engine was then in the condition required to be maintained by the terms of this Security Agreement absent such alteration, modification, removal or addition, except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate original value of all Obsolete Parts which shall have been removed and not replaced shall not exceed $400,000; provided further that no such removal shall be permitted if an Event of Default shall have occurred and be continuing.

      (e) Notwithstanding any other provision of this Security Agreement, the Mortgagor may install or permit to be installed in any Aircraft audio-visual, entertainment, telephonic or other equipment owned by third parties (or owned jointly by the Mortgagor and others) and leased or otherwise furnished to the Mortgagor in the ordinary course of business, and the Lien of this Security Agreement shall not attach thereto and the rights of the owners therein shall not constitute a default hereunder or under the Credit Agreement.

      (f) In the case of an Event of Loss of an Airframe, the rights and obligations of the parties hereto shall be governed by Section 6.15 of the Credit Agreement. Following Mortgagee's release of a Removed Aircraft pursuant to Section 6.15(d) of the Credit Agreement, and provided that no Default or Event of Default has occurred and is continuing, Mortgagee shall promptly transfer to Mortgagor all proceeds which the Mortgagee had received from the Mortgagor's insurers pursuant to Section 3.5 herein and any investment earnings thereon.

      (g) The Mortgagor shall not, when in possession of any portion of the Flight Equipment, use or permit such portion of the Flight Equipment to be operated except by pilots currently certified by the FAA to use and operate the Flight Equipment.

      (h) Any part or item of property may be removed from the Flight Equipment in order that the same may be inspected, repaired, reconditioned or otherwise serviced without affecting or impairing the lien hereof with respect to such part or item of property, provided that, whenever any such part or item is in the possession of the Mortgagor, any such part or item shall be at all such times covered by insurance against such risks and in such amounts as is reasonably satisfactory to Mortgagor and provided that, other than in the case of Obsolete parts, any such part or item shall be replaced promptly after its removal by that same or an equivalent part in as good working order as the part or item removed, assuming such part or item was maintained and used as required by the provisions hereof and shall be subject to the lien and security interest created pursuant to this Security Agreement.

      3.5 Insurance.

            (a) The Mortgagor shall carry and maintain in effect, at its own expense, with financially sound and reputable insurers, the following insurance which will name as an additional insured party the Mortgagee:

                  (i) Comprehensive Airline Liability Insurance. Comprehensive airline liability insurance (including, without limitation, contractual liability, passenger legal liability and liability for property damage), in amounts per occurrence of not less than Three Hundred Fifty Million Dollars ($350,000,000.00), or such greater amounts as the Mortgagor may carry. Each and any policy of insurance carried in accordance with this subclause (i), and each and any policy obtained in substitution or replacement for any of such policies,
(1) shall designate the Mortgagee (or any other holder from time to time of a Note) as an additional insured (but without any obligation imposed upon the additional insured, including, without limitation, the liability to pay any premiums for any such policies, but the Mortgagee (or any other holder from time to time of a Note) shall have the right to pay such premiums if it shall so elect), (2) shall expressly provide that, in respect of the interest of the Mortgagee (or any holder from time to time of a Note) in such policies, the insurance shall not be invalidated by any action or inaction of any Person (other than the Mortgagee (or any other holder from time to time of a Note) for their respective interests), and shall insure, regardless of any breach or violation by Mortgagor or any other Person (other than the Mortgagee (or any other holder from time to time of a Note)) of any warranty, declaration or condition contained in such policies, (3) shall provide that if such insurance is canceled for any reason whatsoever, or is adversely changed in any way with respect to the interest of the Mortgagee (or any holder from time to time of a Note) or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Mortgagee (or any holder from time to time of a Note) for thirty (30) days (or such lesser time which may be standard in the insurance industry and ten (10) days in the event of nonpayment of premium), in each instance after receipt by the Mortgagee (or any holder from time to time of a Note) of written notice by such insurer or insurers sent to the Mortgagee (or any holder from time to time of a Note) of such prospective cancellation, change or lapse, (4) shall include coverage for any country in which the Flight Equipment is located, and (5) shall provide that, as against the Mortgagee (or any holder from time to time of a Note), the insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives any rights it may have to be subrogated to any right of any insured against the Mortgagee (or any holder from time to time of a Note) with respect to the Flight Equipment. Each liability policy shall be primary without right of contribution from any other insurance which may be carried by the Mortgagee (or any holder from time to time of a Note) and shall expressly provide that all of the provisions thereof (except the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured. No liability policy shall permit any deductible or self-insurance provision in excess of Five Million

Dollars ($5,000,000). Such policy may be subject to the standard terms and conditions contained in comprehensive airline liability policies.

                  (ii) Aircraft Hull War Risks and Allied Perils Insurance. Hull war risk and allied perils insurance on the Flight Equipment (which shall include, but not be limited to, coverage for hijacking, declared or undeclared war, insurrections, strikes, riots, civil commotions or labor disturbances, malicious acts or acts of sabotage, unlawful seizure or wrongful exercise of control of the Flight Equipment in flight by a person on board such Flight Equipment acting without the consent of the Mortgagor) in an amount not less than the Current Market Value of the Aircraft in question, or such greater amounts as the Mortgagor may carry.

                  (iii) All Risks Hull Insurance. "All risks" ground and flight aircraft hull insurance covering the Flight Equipment, and fire, transit, extended coverage, spares and all risks insurance with respect to the Engines and Parts while not installed on the Aircraft. At all times while any part of the Flight Equipment is subject to the Lien of Security Agreement, such insurance shall be for an amount not less than the Current Market Value of the Aircraft in question.

      Notwithstanding anything above, each and any policy of insurance obtained and maintained pursuant to subclause (ii) and this subclause (iii), and each and any policy obtained in substitution or replacement for any such policies, (1) shall designate the Mortgagee as additional insured and as sole loss payee up to the Current Market Value of the Aircraft in question (but without imposing upon the Mortgagee any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies, but the Mortgagee shall have the right to pay such premiums if it shall so elect), (2) shall expressly provide that, in respect of the interests of the Mortgagee in such policies, the insurance shall not be invalidated by any action or inaction of the Mortgagor or any other Person (other than the Mortgagee for its interest), shall insure the Mortgagee, regardless of any breach or violation of any warranty, declaration of condition contained in such policies by the Mortgagor or any other Person (other than the Mortgagee for its interest), (3) shall provide that if such insurance is canceled for any reason whatsoever, or is adversely changed in any way with respect to the interest of the Mortgagee, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation change or lapse shall not be effective as to the Mortgagee, for thirty (30) days (or such lesser time which may be standard in the insurance industry and ten (10) days in the event of nonpayment of premium) after receipt by the Mortgagee of written notice (or in the case of War Risk insurance, seven
(7) days or such lesser time which may be standard in the war risk insurance market after delivery of written notice) by such insurer or insurers to the Mortgagee, as the case may be, of such prospective cancellation, change or lapse, (4) shall include coverage for the territorial limits or any country in which the Flight Equipment may at any time be located, but may include geographic exclusions, (5) shall provide that, as against the Mortgagee, the insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waive any rights it may have to be subrogated to any right of any insured against the Mortgagee, with respect to the Flight Equipment, (6) shall provide that in the event of any damage or loss which is an Event of Loss hereunder and which results in a payment, such payment of up to the Current Market Value of the Flight Equipment suffering the Event of Loss shall be payable solely and directly to the Mortgagee for the account of all interests, (7) shall provide that in the event of any damage or loss which is not an Event of Loss hereunder and which results in a payment for any one occurrence in excess of Five Million Dollars ($5,000,000), such payment shall be payable solely and directly to the Mortgagee for the account of all interests, and (8) shall provide that payments for any one occurrence not in excess of Five Million Dollars ($5,000,000) shall be payable directly to the Mortgagor provided there exists no Event of Default. Except during a period when an Event of Default has occurred and is continuing, all losses will be adjusted with the insurers by the Mortgagor (giving due regard to the interests of the Mortgagee and the Lenders).

      The Mortgagor shall have the right to carry insurance in excess of the amounts required hereunder and the proceeds of such excess insurance shall be payable to the Mortgagor. Similarly, the Mortgagee shall have the right to carry additional and separate insurance for its own benefit at its own expense, without, however, thereby limiting the Mortgagor's obligations under this
Section 3.5.

      The Mortgagor shall at all times maintain a deductible amount in its "all risks" hull insurance policies which is no more than Five Million Dollars ($5,000,000).

            (b) The Mortgagor shall promptly notify the Mortgagee of, to the knowledge of the Mortgagor, any material adverse change in the insurance coverage required by this Section 3.5; and

            (c) Prior to the date of this Security Agreement, the Mortgagor shall furnish, or cause to be furnished, to the Mortgagee from nationally recognized independent aviation insurance brokers, certificates of insurance certifying to such insurance coverage.

      All proceeds of insurance paid to the Mortgagee in accordance with this
Section 3.5 shall be held and paid over or applied by the Mortgagee as provided in Section 2.1 or 2.2.

      3.6 Inspection by Mortgagee; Information.

The Mortgagor shall, at all such times, maintain and store, or cause to be maintained and stored, records in accordance with the FAA regulations and adequate to identify such Flight Equipment and to disclose its location, use and maintenance, and upon reasonable notice and request of the Mortgagee, permit the Mortgagee, its representatives and agents (or cause the Mortgagee, its representatives and agents to be permitted if the following items are not in the possession or control of Mortgagor) to inspect such Flight Equipment (including all logs, maintenance cards, manuals and records with respect thereto) and, at the expense of Mortgagee, to take copies and extracts therefrom, and shall afford and procure a reasonable opportunity to make any such inspection, and the Mortgagor shall furnish or cause to be furnished to the Mortgagee any and all such other information and, at the expense of Mortgagee, copies of documents and print-outs of data stored on any electronic or data processing medium, as are reasonably available to the Mortgagor and the Mortgagee may reasonably request, with respect to any Mortgaged Property, provided that any such inspection shall be upon reasonable notice, shall be limited, in the absence of the continuation of an Event of Default, to once a year at a mutually agreed time, and by a group consisting of no more than two individuals.

      3.7 Registration. For so long as any part of the Flight Equipment is subject to the Lien of this Security Agreement, the Mortgagor shall cause the Aircraft to be registered at all times with the FAA in its name as owner thereof.

      3.8 Insignia. The Mortgagor will plainly, distinctly and conspicuously place or cause to be placed and leave in the cockpit of the Aircraft and upon such other places as may reasonably be designated by the Mortgagee from time to time, an insignia or other identification bearing words which indicate Mortgagee's interest in the Aircraft, in letters of a size reasonable under the circumstances and acceptable to the Mortgagee.

      3.9 Operation and Location. Mortgagor agrees that (a) it will not fly the Aircraft or suffer the Aircraft to be flown in violation of any provision of any insurance policy in effect with respect to the Aircraft or in violation of any law, rule, regulation or order of the United States or any agency, instrumentality or state or political subdivision thereof (including agencies and instrumentalities of such state or political subdivision) or of any other nation having jurisdiction over the use and operation of the Aircraft, except
(1) unanticipated minor violations not involving any material risk of the sale, forfeiture or loss of an Aircraft, an Airframe, any Engine, or the Mortgagee's interest therein, if such violation ceases promptly after discovery thereof by the Mortgagor, or only requires the Mortgagor's payment of a fine levied only against the Mortgagor, and (2) the Mortgagor or any Lessee may contest in good faith the validity or application of any such law, rule, regulation, treaty, order, certificate, license or registration, so long as there is no material risk of the sale, forfeiture or loss of an Aircraft, an Airframe or any Engine, or the Mortgagee's interest therein, (b) it shall not knowingly use or allow the Aircraft to be used for the carriage of drugs or other illegal goods or any other goods for which the Mortgagor or operator of the Aircraft is not licensed to transport; and (c) it will not operate the Aircraft, or permit any Lessee to operate the Aircraft: (i) in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 3.5 hereof; (ii) in countries with which the United States does not maintain full diplomatic relations other than the Republic of China (Taiwan); and (iii) in or to any areas of actual or threatened armed hostilities, provided, that the failure of Mortgagor to comply with the provisions of this sentence shall not give rise to an Event of Default where such failure is an isolated extraordinary occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather condition, or navigational error. The Mortgagor shall also have the right to operate any Aircraft without having on board the original registration certificate or airworthiness certificate in the event that either or both such certificates disappear from the Aircraft, but only to the extent permitted by Exemption No. 5318 of the Federal Aviation Act or other similar exemption.

      3.10 Possession and Leases. The Mortgagor will not, without the prior written consent of the Mortgagee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that so long as no Event of Default shall have occurred and be continuing at the time of such Lease, delivery, transfer or relinquishment of possession or installation and the Mortgagor and/or any Lessee shall continue to comply with the provisions of Section 3.3 and Section 3.4, the Mortgagor may, without the prior written consent of the Mortgagee:

            (a) subject the Engine(s) or engines to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by the Mortgagor (or any Lessee) in the ordinary course of its business with a U.S. Air Carrier or any other air carrier approved in writing by the Mortgagee (which approval will not be unreasonably withheld or delayed); provided that (i) no such agreement or arrangement contemplates or requires the transfer of title to any Engine and
(ii) if the Mortgagor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Mortgagor shall (or shall cause any Lessee to) comply with Section 3.4 (c) hereof in respect thereof;

            (b) deliver possession of the Airframe or any Engine to the Airframe manufacturer or the Engine manufacturer, or to any Person for testing, service, repair, maintenance or overhaul work on the Airframe or any Engine or for alterations or modifications in or additions to the Airframe or Engine(s) to the extent required or otherwise not prohibited by the terms hereof or of the Credit Agreement;

            (c) install an Engine on an airframe owned by the Mortgagor (or any Lessee), leased to the Mortgagor (or any Lessee), or owned or purchased by the Mortgagor (or any Lessee) subject to a conditional sale or other security agreement, provided that (a) such airframe is free and clear of all Liens, except (i) in the case of airframes leased to the Mortgagor (or any Lessee) or owned or purchased by the Mortgagor (or any Lessee) subject to a conditional sale or other security agreement, the rights of the parties to the Lease or conditional sale agreement or other security agreement covering such airframe, or their assignee, (ii) Permitted Liens, and (iii) the rights of other air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon, and (b) any such lease, conditional sale or other security agreement provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe, and the inclusion in such agreement of a provision similar to the last paragraph of this Section 3.4
(c) shall satisfy such requirement;

            (d) install an Engine on an airframe owned by the Mortgagor (or any Lessee), leased to the Mortgagor (or any Lessee) or purchased by the Mortgagor (or any Lessee) subject to a conditional sale or other security agreement under circumstances where paragraph 3.10 (c) above is inapplicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Mortgagor shall (or shall cause any Lessee to) comply with Section 3.4 (c) hereof in respect thereof, the Mortgagee not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Mortgagor with such Section 3.4 (c);

            (e) transfer (or permit any Lessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to CRAF so long as the Mortgagor (or such Lessee) shall promptly notify the Mortgagee upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program and provide the Mortgagee with the name and address of the Contracting Office Representative for the Military Aircraft Command of the United States Air Force to whom notice must be given in the event the Mortgagee desires to give notice as provided in
Section 4.2 hereof;

            (f) provided that no Event of Default has occurred and is continuing, enter into a lease with: (a) any certificated U.S. Air Carrier not then subject to bankruptcy, reorganization or insolvency proceedings; (b) any other non-U.S. air carrier if at the time of such lease the United States of America maintains normal diplomatic relations with the country in which such air carrier is based and the Mortgagee shall have received (A) evidence that: (1) all necessary governmental approvals required for the leased equipment, the Airframe or any Engine, as the case may be, to be imported and, if requested by the Mortgagee (and such request is reasonable in light of the circumstances) and if and to the extent obtainable with reasonable effort and if it is otherwise customary to obtain the same in such jurisdiction, exported from the applicable country of domicile upon repossession of such leased equipment by the Mortgagee (and the Mortgagor as lessor) shall have been obtained prior to commencement of any such lease; and (2) the insurance requirements of Section 3.5 are satisfied and that War Risk Insurance shall be carried and maintained of such scope and coverage, and subject to such exclusions and exceptions, as is standard for air carriers flying similar equipment on routes comparable to those flown by the Aircraft and (B) an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Mortgagee) that: (1) it is not necessary for the Mortgagee to register or qualify to do business in such jurisdiction solely as a result of the proposed lease, unless the only result of such registration or qualification is a Tax or cost that the Mortgagor is indemnifying such party against; (2) that the Mortgagee's Lien on the leased equipment will be recognized; (3) the laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction payable in a currency freely convertible into Dollars for the loss of the title to the leased equipment in the event of the requisition by such government of title (unless the Mortgagor shall provide insurance covering the risk of requisition of title to the leased equipment by the government of such jurisdiction so long as the leased equipment is subject to such lease); (4) the required agreement of such non-U.S. air carrier that its rights under the Lease are subject and subordinate to all of the terms of this Security Agreement is enforceable against such non-U.S. air carrier under applicable law (subject only to customary exceptions to enforceability); (5) there exist no possessory rights in favor of such Lessee under the laws of such jurisdiction which would, upon bankruptcy of the Mortgagor or other default by the Mortgagor or Lessee and assuming that at such time such Lessee is not insolvent or bankrupt, prevent the return of the Aircraft to the Mortgagor or the Mortgagee in accordance with and when permitted by the terms of Section 4.2 hereof upon the exercise by the Mortgagee of remedies under Section 4.2 hereof; and (6) the terms (including, without limitation, the governing-law and jurisdictional-submission provisions hereof) of this Security Agreement are legal, valid, binding and enforceable in such jurisdiction against third parties to substantially the same extent as in the United States; or (c) any Person approved in writing by the Mortgagee, which approval shall not be unreasonably withheld. The currency of payments under such Lease must be freely convertible into Dollars.

      The rights of any Lessee or other transferee who receives possession by reason of a transfer permitted by this Section 3.10 (other than the transfer of an Engine deemed an Event of

Loss) shall be subject and subordinate to, and any Lease permitted by this
Section 3.10, shall expressly provide that it is subject and subordinate to, all the terms of this Security Agreement; provided that in the case of the use of the Aircraft in CRAF the subject and subordinate requirements herein shall be subject to the notice specified in Section 4.2 and other requirements of the CRAF program. In the case of any Lease, the Mortgagor shall remain primarily liable hereunder for the performance of all of the terms of this Security Agreement, and the terms of any such Lease shall not permit any Lessee to take any action not permitted to be taken by the Mortgagor hereunder with respect to the Aircraft and may permit the Mortgagor to cure any default by Lessee and to terminate the Lease upon such default; provided, however, that the Mortgagor may procure such performance from any Lessee pursuant to the relevant Lease, and the Mortgagee hereby agrees to accept such performance by such Lessee in satisfaction of the Mortgagor's obligations hereunder; and provided further that all rights accruing hereunder to the Mortgagor shall likewise accrue to such Lessee to the extent Mortgagor so permits. Subject to the Mortgagor's obligations in paragraph (g) above, the Mortgagor shall promptly notify the Mortgagee after entering into any Lease.

      Any Wet Lease or similar arrangement under which the Mortgagor maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 3.10. Any consolidation or merger of the Mortgagor or conveyance, transfer or lease of all or substantially all of the Mortgagor's assets permitted by the Credit Agreement shall not be prohibited by this Section 3.10. As used herein, "Wet Lease" shall mean any arrangement whereby the Mortgagor or a Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and Engines or engines (i) shall be operated solely by regular employees of the Mortgagor, or Lessee possessing all current certificates and licenses required under the Federal Aviation Act, and (ii) shall be maintained by the Mortgagor or Lessee in accordance with the Maintenance Program or an FAA approved maintenance program.

      The Mortgagee agrees, for the benefit of the Mortgagor (and any Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by the Mortgagor (or any Lessee), any lessor of any engine leased to the Mortgagor (or any Lessee) and any conditional vendor of any engine purchased by the Mortgagor (or any Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither the Mortgagee nor its successors or assigns will acquire or claim, as against the Mortgagor (or any Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of the Mortgagee shall not be for the benefit of any lessor or secured party of any airframe leased to the Mortgagor (or any Lessee) or purchased by the Mortgagor (or any Lessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by the Mortgagor (or any Lessee), unless such lessor, conditional vendor, other secured party or mortgagee has agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage and may consist of a paragraph similar to this paragraph) that neither it nor its successors or assigns will acquire, as against the Mortgagee, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

      3.11. Substitution of Engines. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right at its option at any time in accordance with Section 6.15(c) of the Credit Agreement, to terminate the Lien of this Security Agreement with respect to any Engine. Subject to
Section 6.15(c) of the Credit Agreement, at the time of any such termination, Mortgagor shall replace such engine hereunder by complying with the terms of
Section 3.4 (c) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine (other than the time periods allowed for such replacement), and the Mortgagee shall release the replaced Engine from the Lien of this Security Agreement as by entering into a Security Agreement Supplement in the form of Schedule II.

SECTION 4. EVENTS OF DEFAULT and REMEDIES

      4.1. Events of Default.

      (a) Each Event of Default set forth in Section 8.01 of the Credit Agreement is incorporated herein as if fully set forth as a separate Event of Default in this Section 4.1.

      (b) The Mortgagor shall fail to procure and maintain (or cause to be procured and maintained), with respect to the Aircraft, insurance required to be maintained in accordance with the provisions of Section 3.5 hereof or such insurance shall lapse or be canceled, provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of thirty
(30) days (or if 30 days is unavailable pursuant to Section 3.5 hereof, such shorter period as is available pursuant to such Section) after receipt by the Mortgagor of written notice of such lapse or cancellation (or seven (7) days or such shorter time as may be standard in the industry with respect to War Risk Insurance provided that if the Aircraft is grounded or if War Risk Insurance or indemnification is provided by the FAA, no such failure to carry War Risk Insurance shall be an Event of Default) or the date that such lapse or cancellation is effective as to Mortgagee; or

      (c) The Mortgagor shall have failed to perform or observe, or caused to be performed and observed, any other covenant or agreement contained in this Security Agreement, and such failure shall continue unremedied for a period of thirty (30) days after the Mortgagor's receipt of written notice thereof from the Mortgagee; provided, however, that if such failure is curable, and if the Mortgagor shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of the Mortgagor in attempting to cure such failure, such failure is not cured within said thirty (30) day period but is curable with future due diligence, there shall exist no Event of Default under this Section
4.01 for such further time not to exceed 180 days as may reasonably be required to effect such cure, so long as the Mortgagor is proceeding with due diligence to cure such failure.

      4.2. Remedies. Upon the occurrence of an Event of Default, the Mortgagee may accelerate the entire balance then due and owing under the Credit Agreement and this Security Agreement, whereupon all such sums shall become immediately due and payable, and thereafter the Mortgagee may, at its option, do one, several or all of the following as the Mortgagee in its sole discretion shall then elect:

            (a) exercise all the rights and remedies granted to secured parties by the provisions of the UCC or under the provisions of any applicable law;

            (b) personally, or by agents or attorneys, take possession of all or any part of the Mortgaged Property, and demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Mortgaged Property or any sum payable in connection therewith;

            (c) personally, or by agents or attorneys, take possession of any part or all of the Mortgaged Property without being responsible for loss or damage caused thereby, and sell or dispose of all or any part of the same, free from any and all claims of the Mortgagor or of any other party claiming by, through or under the Mortgagor, at law or in equity, at one or more public or private sales on such commercially reasonable terms as the Mortgagee may in good faith fix, with or without any previous demand or notice to the Mortgagor or advertisement of any such sale or other disposal except as is commercially reasonable under the circumstances, and any notice or demand and right of equity or redemption otherwise required by or available to the Mortgagor under applicable law is hereby waived by the Mortgagor to the fullest extent permitted by applicable law;

            (d) institute legal proceedings for the sale or otherwise for the enforcement of any right, under the judgment of any court of competent jurisdiction, of or concerning any of the Mortgaged Property;

            (e) institute legal proceedings to foreclose upon and against the security interest granted in and by this Security Agreement or to recover judgment for the amounts then due from Mortgagee under this Security Agreement or under the Credit Agreement.

            (f) institute legal proceedings for the specific performance of any covenant or agreement contained in this Security Agreement or in aid of the execution of any power granted in this Security Agreement, and the Mortgagee shall be entitled as of right to the appointment of a receiver of all or any part of the Mortgaged Property; and

            (g) exercise all of the rights and remedies of the Mortgagee against the Mortgagor under the Credit Agreement.

      provided that during any period the Aircraft is activated under CRAF in accordance with the provisions of Section 3.10 hereof and in the possession of the government of the United States of America or an instrumentality or agency thereof, the Mortgagee shall not, on account of any Event of Default, be entitled to do any of the foregoing or require Mortgagor to do anything as permitted in Section 4 in such manner as to limit the Mortgagor's control under this Security Agreement of any Airframe or any Engines installed thereon, unless at least sixty (60) days' (or such lesser period as may then be applicable under the Military Airlift Command program of the government of the United States of America) prior written notice of default hereunder shall have been given by the Mortgagee by registered or certified mail to the Mortgagor with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under the contract with the Mortgagor relating to any Airframe.

            4.2.1. Multiple Sales. The power of sale under this Security Agreement shall not be exhausted by one or more sales, and the Mortgagee may from time to time adjourn any sale to be made pursuant to this Security Agreement. The Mortgaged Property need not be present at the time and place of sale.

            4.2.2. Delivery of Mortgaged Property. If the Mortgagee shall demand possession of the Mortgaged Property or any part thereof pursuant to this Security Agreement, the Mortgagor shall, at its own expense, forthwith cause such Mortgaged Property or any part thereof designated by the Mortgagee to be assembled and made available and delivered to the Mortgagee at any place reasonably designated by the Mortgagee.

            4.2.3. Mandatory Notices. In addition to any other notices required by applicable law, the Mortgagee shall give to the Mortgagor at least 15 days prior written notice of each public sale or any date after which a private sale or other intended disposition hereunder shall occur, and the Mortgagor hereby covenants and agrees that a notice which shall be given, in accordance with the provisions of Section 6.1 below, at least 15 calendar days before the date of any such act shall be deemed to be reasonable notice for such act and specifically, reasonable notification of the time and place of any public sale hereunder and of reasonable notification of the time after which any private sale or other intended disposition of the Mortgaged Property (or any part thereof) to be made hereunder is to be made.

            4.2.4. Mortgagee Repairing Mortgaged Property. Upon every such taking of possession until the Mortgaged Property is foreclosed upon, the Mortgagee may, but shall have no obligation to, from time to time at the expense of the Mortgagor, make all such repairs, replacements, alterations, modifications, additions and improvements to and of the Mortgaged Property as the Mortgagee may reasonably determine to be commercially reasonable. In each such case, the Mortgagee shall have the right to manage and control the Mortgaged Property and to exercise all rights and powers of the Mortgagor in respect thereof as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the leasing or operation of the Mortgaged Property or any part thereof as the Mortgagee may see fit. The Mortgagee shall be entitled to collect and receive all rents, issues, profits, revenues and other income of the same and every part of the Mortgaged Property. Such rents, issues, profits, revenues and other income shall be applied to pay the expenses of holding and operating the Mortgaged Property, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Mortgaged Property or any part thereof, and all other payments which the Mortgagee may be required or authorized to make under any provision of this Security Agreement. The remainder of such rents, issues, profits, revenues and other income shall be applied only in accordance with Section 4.2.6.

            4.2.5. Delivery to Purchaser. Upon the completion of any sale under this Section 4, the Mortgagor shall deliver or; cause to be delivered all of the property, sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Mortgagee or by any purchaser, the Mortgagor shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Mortgagor in and to the property so sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor and all persons claiming the property sold, or any part thereof, through the Mortgagor and its successors or assigns.

            4.2.6. Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, under this Section 4, together with any other sums then held by the Mortgagee as part of the Mortgaged Property, shall be applied as follows:

            (a) first, to the payment of the cost and expenses of such sale, including brokers' fees or sales commissions, a reasonable compensation to the Mortgagee's agents, attorneys and counsel, all charges, expenses, liabilities and advances incurred or made by the Mortgagee, and the payment of all taxes, assessments or liens, if any, prior to the lien of this Security Agreement, except any taxes, assessments or liens subject to which such sale shall have been made;

            (b) second, to the payment of all amounts owing in respect of the Obligations; and

            (c) third, the surplus, if any, shall be paid to the Mortgagor or to anyone entitled to payment thereof by operation of law or pursuant to an order of a court of competent jurisdiction.

            4.2.7. Mortgagee May Purchase. At any sale under this Section 4, to the extent permitted by applicable law, the Mortgagee may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may bid, retain and dispose of such property without further accountability therefor. The Mortgagee may apply against the purchase price for the Mortgaged Property or any part thereof the amount then due under the Credit Agreement secured hereby. The Mortgagee need not be present at such sale.

            4.2.8. Right to Possession. In the event Mortgagor becomes subject to the jurisdiction of any United States Bankruptcy Court in a proceeding for the reorganization of Mortgagor, the Mortgagor hereby waives, to the fullest extent permitted by applicable law, any right to contest any motion, petition or application filed by the Mortgagee with such bankruptcy court having jurisdiction over the Mortgagor, whereby Mortgagee seeks to enforce any of its remedies under this Security Agreement or the Credit Agreement (including, in connection with the enforcement of such remedies, any motion or application made by Mortgagee for relief from any stay to which Mortgagee is subject).

            4.2.9. Remedies Cumulative. Each right, power and remedy specifically given to the Mortgagee in this Security Agreement or otherwise existing shall be cumulative and shall be in addition to every other right, power and remedy specifically given in this Security Agreement, in any other Loan Documents, or now or hereafter existing at law, in equity or otherwise. Each such right, power and remedy, whether specifically given in the Credit Agreement or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee. The exercise of any such right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power, or in the pursuance of any remedy, shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Mortgagor or to be an a quiescence therein. No waiver by the Mortgagee of any breach, Default or Event of Default by the Mortgagor shall be deemed a waiver of any other previous breach, Default or Event of Default or any thereafter occurring. The invalidity of any remedy in any jurisdiction shall not invalidate such remedy in any other jurisdiction. The invalidity or unenforceability of any of the remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other remedies herein provided.

            4.2.10. Except as otherwise provided in this Security Agreement, the Mortgagor hereby waives, to the extent permitted by Applicable Law, notice and judicial hearing in connection with the Mortgagee's taking possession or the Mortgagee's disposition of the aircraft, including, without limitation any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Mortgagor would otherwise have under the constitution or any statute of the United States or of any state, and the Mortgagor hereby further waives, to the extent permitted by Applicable Law:

            (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Mortgagee's gross negligence or willful misconduct;

            (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Mortgagee' s rights hereunder; and

            (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Security Agreement or the absolute sale of the Aircraft or any part thereof, and the Mortgagor for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of or the grant of options to purchase, or any other realization upon the Aircraft or any part thereof shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Mortgagor therein and thereto, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all Persons claiming or attempting to claim the Aircraft so sold, optioned or realized upon, or any part thereof, from, through and under the Mortgagor.

            4.2.11. Right to Perform and Incur Expenses.

            (a) At any time and from time to time after an Event of Default, if the Mortgagor fails to perform or fulfill any of its undertakings or obligations contained herein, Mortgagee shall have the right, but shall not be obligated,
(i) to effect such performance or compliance, and (ii) to incur such reasonable expenses relative to such performance or compliance, to the enforcement of Mortgagee's rights or to the preservation, protection, reconditioning, storage or sale of the Mortgaged Property, including such sums as are specified in
Section 4.2.4. and 4.2.6 (b). The amount of any such expenses and other reasonable costs shall become payable by the Mortgagor to the Mortgagee as of the date on which Mortgagee shall pay the same, together with interest thereon from said date of payment up to and including the date of actual payment by the Mortgagor at an interest rate equal, to the default rate of interest set forth in the Credit Agreement (but in no event higher than the highest rate permitted by applicable law).

            (b) All such costs and expenses incurred shall become part of the Mortgagor's Obligations and shall become part of the indebtedness secured by this Security Agreement. The Mortgagee shall have the right (but shall not be obligated) to use and apply any Cash Collateral at any time held by it for the repayment of all such advances, costs or expenses. However, no such use of any Cash Collateral, nor the making by Mortgagee of any advance in payment of any such expense, shall relieve the Mortgagor from any Event of Default.

            4.2.12. Power of Attorney.

            THE MORTGAGOR HEREBY CONSTITUTES AND APPOINTS THE MORTGAGEE ITS TRUE AND LAWFUL ATTORNEY, IRREVOCABLY, WITH FULL POWER AFTER THE OCCURRENCE OF AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT (IN THE NAME OF THE MORTGAGOR OR OTHERWISE) TO ACT, REQUIRE, DEMAND, RECEIVE, COMPOUND AND GIVE ACQUITTANCE FOR ANY AND ALL MONIES AND CLAIMS FOR MONIES DUE OR TO BECOME DUE TO THE MORTGAGOR UNDER OR ARISING OUT OF THE COLLATERAL, TO ENDORSE ANY CHECKS OR OTHER INSTRUMENTS OR ORDERS IN CONNECTION THEREWITH AND TO FILE ANY CLAIMS OR TAKE ANY ACTION OR INSTITUTE ANY PROCEEDINGS WITH THE MORTGAGEE MAY DEEM TO BE NECESSARY OR ADVISABLE IN THE PREMISES, WHICH APPOINTMENT AS ATTORNEY IS COUPLED WITH AN INTEREST.

SECTION 5. DEFEASANCE

            If the Mortgagor shall pay and discharge all of its respective Obligations, then upon Mortgagor Request this Security Agreement and the lien, rights and interests granted by this Security Agreement shall cease, terminate and become null and void and, at the expense of the Mortgagor, the Mortgagee shall execute and deliver to the Mortgagor satisfaction and discharge of this Security Agreement by such instruments of satisfaction as may be necessary, and pay and deliver upon Mortgagor Order all monies and other personal property then held by the Mortgagee under this Security Agreement.

SECTION 6. MISCELLANEOUS PROVISIONS

      6.1. Notices. Except as otherwise specifically provided to the contrary in this Security Agreement:

            (a) Every notice or demand under this Security Agreement shall be in writing and may be given or made by telefax or by nationally recognized overnight courier service.

            (b) Every notice or demand shall be sent, in the case of overnight courier, to the Mortgagor or Mortgagee at their respective addresses and, in the case of a telefax message, to their respective telefax numbers as follows:

                  (i) To Mortgagor:

                      Alaska Airlines, Inc.
                      19300 International Blvd.
                      Seattle, WA 98188
                      Attn: Vice President Finance & Treasurer
                      Telephone No.:  (206) 392-5015
                      Telefax No.:  (206) 392-5007

                      and

                  (ii) To Mortgagee:

                       Bank of America, N.A.
                       Agency Management
                       Mail Code: WA1-501-37-20
                       800 Fifth Avenue, Floor 37
                       Seattle WA  98104
                       Attention: Dora Brown, Vice President
                       Telephone No: 206-358-0101
                       Telefax No.: 206-358-0971

      (c) Every notice or demand shall be deemed to have been received, in the case of a notice sent by nationally recognized overnight courier, when actually delivered to Mortgagee or the Mortgagor at their respective address as provided in Section 6.1 (b) or on the date on which receipt of such notice is refused or the courier advises that such notice is not deliverable at the address provided in Section 6.1 (b) and, in the case of a telefax, at the time of actual receipt thereof.

      (d) Subject to the terms hereof, Mortgagee or the Mortgagor may change its address or telefax number or the address or party to whom copies of notices shall be sent by giving notice in accordance with this Section 6.1.

      6.2. Counterparts. This Security Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same Security Agreement.

      6.3. Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

      6.4. Waiver of Jury Trial. THE MORTGAGOR AND THE MORTGAGEE EACH IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN WHICH THEY ARE PARTIES.

      6.5. Expenses. The Mortgagor agrees to pay the reasonable ongoing fees and expenses of the Mortgagee for the services rendered by it in capacity as mortgagee hereunder.

      6.6. Consent to Jurisdiction. Mortgagor and Mortgagee consent and submit to the exclusive jurisdiction and venue shall be in the State of Washington in the State courts for the county of King, or the United States District Court for the Western District of Washington and agree that venue is proper in those courts and waive any right to object based upon jurisdiction (either personal or subject matter) or venue or inconvenient forum therein in connection with any action arising out of, or connected in any way with, this Security Agreement. Mortgagor further agrees that service of process or any other papers upon it by registered air mail at its address set forth herein shall be deemed good, proper and effective service upon it. Mortgagor further agrees that the service of process or any other papers upon the agent designated by Mortgagor in the immediately preceding sentence shall be deemed good, proper and effective service upon it. Nothing set forth herein shall be deemed to preclude the service of process or any other papers upon Mortgagor by any other method permitted by applicable law.

      6.7. Delivery. This Security Agreement is intended to and shall be deemed to be delivered by the Mortgagor to the Mortgagee and accepted by the Mortgagee in Washington State.

SECTION 7 THE MORTGAGEE

      The Mortgagee may execute any of its duties or powers hereunder by or through agents or employees, and shall be entitled to retain counsel and the advice of such counsel concerning all matters pertaining to the performance of its functions hereunder. The Mortgagor agrees to reimburse the Mortgagee for all reasonable out-of-pocket expenses incurred by the Mortgagee and the counsel, attorneys, agents and the employees of the Mortgagee in acting hereunder, including any reasonable counsel fees and compensation paid for services rendered to the Mortgagee in connection with the performance of its functions hereunder if and to the extent reasonably engaged by Mortgagee. The Mortgagor agrees to indemnify and save harmless the Mortgagee against and from any liability or damages which the Mortgagee may incur or sustain in the exercise and performance of any of the Mortgagee's powers and duties hereunder, not including, however, the Mortgagee's gross negligence or willful misconduct. For such reimbursement and indemnity, the Mortgagee shall be secured under this Security Agreement and, to effect such reimbursement and indemnity, the Mortgagee shall have the right to use and apply any cash constituting Mortgaged Property at any time held by it. The Mortgagee shall give notice to the Mortgagor of any actions or claims to be brought against the Mortgagor under this Section 7; provided, however, that any failure by the Mortgagee to provide such notice shall not limit the obligations of the Mortgagor hereunder, except to the extent that the Mortgagor is prejudiced by the Mortgagee's failure to deliver such notice. Neither the Mortgagee nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder except for its or their own gross negligence or willful misconduct.

      IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this Aircraft Chattel Mortgage and Security Agreement to be duly executed as of the day and year first above written.

Mortgagor:                             Mortgagee:
Alaska Airlines, Inc                   Bank of America, N.A., as Administrative
                                       Agent

By: _____________________________      By: __________________________
    Vice President- Finance and        Its: _________________________
    Treasurer

                   SCHEDULE I -- SECURITY AGREEMENT SUPPLEMENT

This SUPPLEMENTAL FIRST PRIORITY SECURITY AGREEMENT, dated the 25th day of March, 2005 (this "Supplement"), is from Alaska Airlines, Inc., a corporation organized and existing under the laws of the state of Alaska, having the address 19300 International Blvd., Seattle, WA 98188 (the "Mortgagor"), and BANK OF AMERICA N.A., a national banking association registered in the state of Washington, having the address: Agency Management Mail Code: WA1-501-37-20, 800 Fifth Avenue, Floor 37, Seattle WA 98104, as Administrative Agent (the "Mortgagee").

                                    RECITALS

      A. Mortgagor has heretofore executed and delivered an Amended and Restated Aircraft Chattel Mortgage and Security Agreement, dated as of March 25, 2005 (as heretofore supplemented or amended, the "Security Agreement"), to cover certain Flight Equipment of the Mortgagor to secure Mortgagor's obligations to Mortgagee under a Credit Agreement, dated as of March 25, 2005 (the "Credit Agreement").

      B. Mortgagor is the legal and beneficial owner, free and clear of all mortgages, security interests, liens, charges and encumbrances, other than liens and encumbrances permitted by the Security Agreement, of the flight equipment herein below described, and desires to execute and deliver this Security Agreement Supplement to Mortgagee.

      NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH that to secure the payment of all of the Obligations, as at any time amended or supplemented, and for the purpose of specifically subjecting such property to and of confirming the lien of the Security Agreement, the Mortgagor does hereby grant, bargain, sell, transfer, convey and mortgage unto the Mortgagee, its successors and assigns, and gives to the Mortgagee a security interest in, the property (the "Collateral") described in sections 1 and 2 of Attachment 1 hereto. Attachment 1 consists of three parts. The first section lists the property currently subject to the Aircraft Chattel Mortgage and Security Agreement dated March 4, 2003, which is to remain Collateral subject to the Security Agreement. The second section lists property not heretofore subject to the Security Agreement that is added to the Collateral. The third section lists property that was Collateral and is now being released and will no longer be subject to the Security Agreement.

      The Collateral listed in sections 1 and 2 of Attachment 1, together with all substitutions, replacements and renewals of the Collateral and all property that hereafter becomes physically attached to or incorporated in the Collateral, whether the same are now owned by the Mortgagor or shall hereafter be acquired by it.

      Together with all rents, issues, profits, proceeds (including insurance proceeds), revenues and other income of the Collateral and all of the estate, right, title and interest of every nature whatsoever of the Mortgagor, at law or in equity, in and to the Collateral and every part and parcel thereof.

      TO HAVE AND TO HOLD all and singular the Collateral unto the Mortgagee, its successors and assigns, as security as aforesaid and for the uses and purposes and subject to the covenants, agreements, provisions and conditions set forth in the Security Agreement.

      This Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement and each Security Agreement Supplement heretofore executed and delivered are, by this reference, incorporated in this Supplement and ratified, approved and confirmed.

      This Supplement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

      THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON APPLICABLE TO CONTRACTS ENTERED INTO IN AND BY RESIDENTS OF THE STATE OF WASHINGTON AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF WASHINGTON.

      IN WITNESS WHEREOF, the Mortgagor and Mortgagee have caused this Security Agreement Supplement to be duly executed as of the date first written above.

Mortgagor:                             Mortgagee:
Alaska Airlines, Inc                   Bank of America N.A., as Administrative
                                       Agent

By: ________________________________   By: _____________________________________
Vice President Finance & Treasurer     Its: ____________________________________

           ATTACHMENT 1 TO SCHEDULE 1 -- SECURITY AGREEMENT SUPPLEMENT

Section 1. The following property consists of Collateral already pledged under the Security Agreement that is to remain as Collateral.

      1. McDonnell Douglas DC-9-82 Aircraft bearing U.S. Registration Mark N931AS and manufacturer's serial number 49232, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P716702D and P716718D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      2. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N943AS and manufacturer's serial number 53018, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P725684D and P725695D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      3. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N944AS and manufacturer's serial number 53019, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P725707D and P725708D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      4. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N947AS and manufacturer's serial number 53020, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P725731D and P725732D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      5. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N948AS and manufacturer's serial number 53021, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P718030D and P725750D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      6. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N950AS and manufacturer's serial number 53023, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P725776D and P725778D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      7. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N958AS and manufacturer's serial number 53024, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P725780D and P728008D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      8. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N968AS and manufacturer's serial number 53016, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P725845D and P725848D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      9. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N969AS and manufacturer's serial number 53063, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P725850D and P725851D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      10. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N973AS and manufacturer's serial number 53449, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P728009D and P716745D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      11. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N974AS and manufacturer's serial number 53450, equipped with one Pratt & Whitney JT8D-219 engine bearing manufacturer's serial numbers P728010D, which engine has 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      12. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N975AS and manufacturer's serial number 53451, equipped with two Pratt & Whitney JT8D-219 engines bearing manufacturer's serial numbers P728023D and P728005D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      13. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N981AS and manufacturer's serial number 53472, equipped with two Pratt & Whitney JT8D-217C engines bearing manufacturer's serial numbers P728127D and P728128D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      14. McDonnell Douglas DC-9-82 Aircraft bearing U.S. Registration Mark N982AS and manufacturer's serial number 53473, equipped with two Pratt & Whitney JT8D-217C engines bearing manufacturer's serial numbers P728131D and P728132D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      15. Boeing 737-4Q8 Aircraft bearing U.S. Registration Mark N763AS and manufacturer's serial number 25100, equipped with two CFM International, Inc. CFM56-3C engines bearing manufacturer's serial numbers 857280 and 857282, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

Section 2. The following property is hereby added as additional Collateral (Mortgaged Property) and shall be subject to the Lien of the Security Agreement for all purposes:

      1. Pratt & Whitney JT8D-219 engine bearing manufacturer's serial number P725387D, which engine has 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      2. McDonnell Douglas DC-9-83 Aircraft bearing U.S. Registration Mark N979AS and manufacturer's serial number 53471, equipped with two Pratt & Whitney JT8D-217C engines bearing manufacturer's serial numbers P728100D and P728101D, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      3. Boeing 737-4Q8 Aircraft bearing U.S. Registration Mark N762AS and manufacturer's serial number 25099, equipped with two CFM International, Inc. CFM56-3C engines bearing manufacturer's serial numbers 856271 and 856288, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      4. Boeing 737-4Q8 Aircraft bearing U.S. Registration Mark N764AS and manufacturer's serial number 25101, equipped with two CFM International, Inc. CFM56-3C engines bearing manufacturer's serial numbers 856303 and 856304, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      5. Boeing 737-4Q8 Aircraft bearing U.S. Registration Mark N765AS and manufacturer's serial number 25102, equipped with two CFM International, Inc. CFM56-3C engines bearing manufacturer's serial numbers 857283 and 857308, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      6. Boeing 737-490 Aircraft bearing U.S. Registration Mark N767AS and manufacturer's serial number 27081, equipped with two CFM International, Inc. CFM56-3C engines bearing manufacturer's serial numbers 856337 and 856338, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      7. Boeing 737-490 Aircraft bearing U.S. Registration Mark N768AS and manufacturer's serial number 27082, equipped with two CFM International, Inc. CFM56-3C engines bearing manufacturer's serial numbers 856333 and 856336, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      8. Boeing 737-890 Aircraft bearing U.S. Registration Mark N546AS and manufacturer's serial number 30022, equipped with two CFM International, Inc. CFM56-7B engines bearing manufacturer's serial numbers 892251 and 852252, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

Section 3. The following property is hereby removed as Collateral released from the Lien of the Security Agreement, and shall cease to be an Engine or an Aircraft, as the case may be, thereunder:

      1. Pratt & Whitney JT8D-219 engine bearing manufacturer's serial number P728011D.

      2. Boeing 737-2Q8C Aircraft bearing U.S. Registration Mark N741AS and manufacturer's serial number 21959, equipped with two Pratt & Whitney JT8D-17 engines bearing manufacturer's serial numbers P688097B and P688114B, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

      3. Boeing 737-298C Aircraft bearing U.S. Registration Mark N745AS and manufacturer's serial number 20794, equipped with two Pratt & Whitney JT8D-17 engines bearing manufacturer's serial numbers P688119B and P702712B, which engines each have 750 or more rated take-off horsepower, or the equivalent of such horsepower.

                  SCHEDULE II -- SECURITY AGREEMENT SUPPLEMENT

      This SUPPLEMENTAL FIRST PRIORITY SECURITY AGREEMENT, dated the _____ day of____________, 200_ (this "Supplement"), is from Alaska Airlines, Inc., a corporation organized and existing under the laws of the state of Alaska, having the address 19300 International Blvd., Seattle, WA 98188 (the "Mortgagor"), and BANK OF AMERICA N.A., a national banking association registered in the state of Washington, having the address 10500 N.E. 8th St., Bellevue, WA 98004, as Administrative Agent (the "Mortgagee").

                                    RECITALS

      A. Mortgagor has heretofore executed and delivered an Aircraft Chattel Mortgage and Security Agreement, dated as of March 25, 2005 (as heretofore supplemented or amended, the "Security Agreement"), to cover certain Flight Equipment of the Mortgagor to secure Mortgagor's obligations to Mortgagee under a Credit Agreement, dated as of March 25, 2005 (the "Credit Agreement"), which Flight Equipment was identified in Schedule I -- Security Agreement Supplement, dated as of March 25, 2005 ("Schedule I").

      B. The Security Agreement, with Schedule I attached, was recorded by the FAA on _____ and assigned Conveyance Number ________.

      C. Mortgagor is the legal and beneficial owner, free and clear of all mortgages, security interests, liens, charges and encumbrances, other than liens and encumbrances permitted by the Security Agreement, of the flight equipment herein below described which the parties intend to be added as additional Collateral, and desires to execute and deliver this Security Agreement Supplement to Mortgagee in return for which Mortgagee agrees to release from the Lien of the Security Agreement the flight equipment listed below which is to be released.

      NOW, THEREFORE, in consideration of the premises, the parties agree that:

      1. The ____________ engine bearing manufacturer's serial number ____ is hereby removed and released from the Lien of the Security Agreement and such engine shall cease to be an Engine thereunder.

      2. The ____________ engine bearing manufacturer's serial number ____ is hereby added as Additional Collateral to the Security Agreement and such engine shall be subject to the Lien of the Security Agreement as an Engine for all purposes.

      3. This Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement and each Security Agreement Supplement heretofore executed and delivered are, by this reference, incorporated in this Supplement and ratified, approved and confirmed.

      4. This Supplement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

      THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON APPLICABLE TO CONTRACTS ENTERED INTO IN AND BY RESIDENTS OF THE STATE OF WASHINGTON AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF WASHINGTON.

      IN WITNESS WHEREOF, the Mortgagor and Mortgagee have caused this Security Agreement Supplement to be duly executed as of the date first written above.

Mortgagor:                             Mortgagee:
Alaska Airlines, Inc                   Bank of America N.A., as Administrative
                                       Agent

By: ________________________________   By: ________________________________
Its: _______________________________   Its: _______________________________

                                                                       EXHIBIT G

                          FORM OF CASH PLEDGE AGREEMENT

                                    EXHIBIT G
                          Form of Cash Pledge Agreement

                              CASH PLEDGE AGREEMENT

      THIS CASH PLEDGE AGREEMENT ("Agreement") is made as of March 25, 2005 by ALASKA AIRLINES, INC., an Alaska corporation, ("Debtor"), in favor of BANK OF AMERICA, N.A., a national banking association (including its successors and assigns, the "Administrative Agent" or "Agent") as agent for itself and the Lenders under the Credit Agreement.

                                    RECITALS

      A. Debtor and Agent are parties to that certain Credit Agreement dated as of March 25, 2005 (as amended or otherwise modified from time to time, the "Credit Agreement").

      B. It is contemplated in the Credit Agreement that, from time to time, Debtor may request Agent to release its security interest in certain pledged Collateral in exchange for the grant of a security interest in Cash Collateral and/or Other Cash Collateral. It is a condition precedent to such release that Debtor enter into this Agreement in favor of Agent.

      NOW, THEREFORE, in consideration of the foregoing, Debtor agrees for the benefit of Agent as follows:

                                    AGREEMENT

      1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Agreement.

      2. GRANT OF SECURITY INTEREST. As security for the payment or performance, as the case may be, in full of the Obligations (defined below), Debtor hereby pledges and assigns and hereby grants to Agent a security interest in all of the Debtor's right, title and interest in and to the following (collectively, the "New Collateral"):

            (a) Certificate of Deposit Account Number 57408106 and any replacement or other account numbers (collectively, the "Account") maintained by Debtor at Agent together with

                  (i)   all interest now or hereafter accruing on the Account,

                  (ii)  all additional deposits hereafter made to the Account,

                  (iii) any and all proceeds from the account,

                  (iv) all renewals, replacements and substitutions for any of the foregoing, and

                  (v) any and all general intangibles and choses in action arising from or related to any of the foregoing; and

            (b) Other Cash Collateral (including any and all proceeds thereof) as set forth on Schedule 2(b).

As used herein, "Obligations" means, collectively, all liabilities, obligations, covenants and duties of Borrower arising under the Credit Agreement or any other Loan Document, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

      3. FINANCING STATEMENTS, ETC.

            (a) Financing Statement. The Debtor hereby irrevocably authorizes Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment in order to perfect and protect the security interest of the Administrative Agent in the New Collateral.

            (b) Continuing Security Interest. The Debtor acknowledges and agrees that the security of Agent in the New Collateral constitutes continuing collateral security for all of the Obligations which shall remain in effect until all Obligations have been finally and indefeasibly paid in full, subject to the Collateral release and substitution provisions in Section 6.15 of the Credit Agreement.

      4. REPRESENTATIONS AND WARRANTIES. Debtor represents and promises to Agent and the Lenders that: (a) Debtor is the lawful owner of the New Collateral free and clear of all loans, liens, encumbrances, and claims except as disclosed to Agent in writing prior to the date hereof; (b) Debtor has not previously granted a security interest in the New Collateral to any other person; (c) there are no defaults relating to the New Collateral, and there are no offsets or counterclaims to same; (d) Debtor has delivered or otherwise caused the transfer to Agent, as applicable, all certificates, instruments and other writings representing, evidencing or constituting the Other Cash Collateral as set forth on Schedule 2(b); (e) the Other Cash Collateral identified on Schedule 2(b) is not and shall not be represented or evidenced by any certificates, instruments or other writing other than those delivered pursuant to this Agreement; and (f) this Agreement creates a valid security interest in favor of the Agent in all of the New Collateral, is binding upon Debtor and Debtor's successors and assigns and is legally enforceable in accordance with its terms.

      5. AGREEMENTS OF DEBTOR. Debtor agrees with Agent that: (a) Debtor shall not sell, assign, encumber, or otherwise dispose of any of Debtor's rights in the New Collateral; (b) Debtor shall not withdraw funds from the Account without Agent's prior written consent; (c) Debtor shall strictly and promptly do everything required of Debtor under the terms, conditions, promises, and agreements contained in or relating to the New Collateral; (d) Debtor shall deliver to Agent, upon Agent's request, all certificates, instruments or other writings representing or evidencing the Other Cash Collateral as set forth on
Schedule 2(b); and (e) any and all replacement or renewal certificates, instruments, or other benefits or proceeds related to the New Collateral that are received by Debtor shall be held by Debtor in trust for Agent and immediately shall be delivered by Debtor to Agent to be held as part of the New Collateral. In addition, Debtor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Agent may from time to time request to better assure, preserve, protect and perfect the security interest of Agent in the New Collateral and the rights and remedies of Agent hereunder.

      6. POSSESSION OF NEW COLLATERAL. While this Agreement is in effect, Agent may retain the rights to possession of the New Collateral, together with any and all evidence of the New Collateral, such as certificates and passbooks. Agent shall use ordinary reasonable care in the physical preservation and custody of any such evidence of the New Collateral but shall have no other obligation to protect the New Collateral or its value.

      7. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default shall have occurred under the Credit Agreement or any other Loan Document; (b) commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Debtor or by any governmental agency against the New Collateral, including without limitation a garnishment of any of Debtor's accounts with Agent; or (c) any involuntary lien of any kind or character attaches to any New Collateral.

      8. REMEDIES; SET-OFF. If an Event of Default shall occur, or Debtor shall otherwise default in the full and timely payment or performance any of the Obligations secured hereby, Agent shall have and may exercise any or all the rights and remedies of a secured creditor under the provisions of the Washington Uniform Commercial Code (the "UCC"), at law, in equity, or otherwise. Agent shall have all the rights of a secured party under the Washington Uniform Commercial Code, even if, for example, the Account is not otherwise subject to the UCC concerning security interests, and the parties to this Agreement agree that the provisions of the UCC giving rights to a secured party shall nonetheless be a part of this Agreement. Without limited the generality of the foregoing, Debtor agrees that Agent may, subject to the requirements of Laws including, without limitation, those affecting the offering and sale of securities, sell, resell, assign, transfer or otherwise dispose of any or all of the Other Cash Collateral set forth on Schedule 2(b). Debtor expressly authorizes Agent at any time and from time to time, without prior notice to Debtor, any such notice being waived by Debtor to the fullest extent permitted by law, to set-off and apply any and all deposits (including, without limitation, the Account) at any time held by Agent against the Obligations, irrespective of whether or not Agent shall have made demand therefor.

      9. RELEASE OF NEW COLLATERAL. Upon the payment in full in cash of all the Obligations and termination of this Agreement, the Credit Agreement, and each other Loan Document, Agent shall upon request of Debtor promptly release the Account from the lien, pledge and security interest created under this Agreement. Release of such lien, pledge and security interest shall also be subject to the Collateral release and substitution provisions in Section 6.15 of the Credit Agreement.

      EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

                                       DEBTOR:

                                       ALASKA AIRLINES, INC.

                                       By: _________________________________
                                           Its: ____________________________

                                  SCHEDULE 2(B)

                                       TO
                              CASH PLEDGE AGREEMENT

                              Other Cash Collateral

                                      None